SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934, as amended.


Filed by the registrant _X_

Filed by a party other than the registrant / /

Check the appropriate box:

/ /          Preliminary proxy statement

/X/          Definitive proxy statement

/ /          Definitive additional materials

/ /          Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Neose Technologies, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)



Payment of filing fee (Check the appropriate box):

/X /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
             or 14a-6(i)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.


      (1)     Title of each class of securities to which transaction applies:

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      (2)     Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------

      (4)     Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

      (5)     Total fee paid:

- --------------------------------------------------------------------------------

      / /     Fee paid previously with preliminary materials:

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

- --------------------------------------------------------------------------------


   (1)    Amount Previously Paid:

- --------------------------------------------------------------------------------

   (2)    Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------

   (3)    Filing Party:

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   (4)    Date Filed:

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

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                            Noese Technologies, Inc.
- --------------------------------------------------------------------------------











                                     [LOGO]












- --------------------------------------------------------------------------------
                            Notice of Annual Meeting
                                Proxy Statement
                               1995 Annual Report
- --------------------------------------------------------------------------------

                            NEOSE TECHNOLOGIES, INC.

                                 102 Witmer Road
                           Horsham, Pennsylvania 19044


                    Notice of Annual Meeting of Stockholders

                                  June 14, 1996


                  The Annual Meeting of Stockholders of Neose Technologies, Inc. (the "Company") will be held at Doubletree Guest Suites, Plymouth Meeting Executive Campus, 640 West Germantown Pike, Plymouth Meeting, Pennsylvania 19462, on June 14, 1996 at 1:00 p.m. (eastern daylight time) for the following purposes:

                  (1) To elect seven Directors to serve until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

                  (2) To ratify the selection of Arthur Andersen LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 31, 1996;

                  (3) To approve an amendment to the 1995 Stock Option/Stock Issuance Plan to add a Director Fee Option Grant Program; and

                  (4) To transact such other business as may properly come before the Annual Meeting.

                  Only stockholders of record at the close of business on April 30, 1996 will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address above.

                  Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                          By Order of the Board of Directors



                          Stephen A. Roth
                          Chairman and Chief Executive Officer


May 17, 1996


- --------------------------------------------------------------------------------
                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY
- --------------------------------------------------------------------------------

                            NEOSE TECHNOLOGIES, INC.

                                 PROXY STATEMENT

                                  May 17, 1996

                  This Proxy Statement is furnished to stockholders of record of Neose Technologies, Inc. (the "Company") as of April 30, 1996 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders to be held on June 14, 1996 (the "Annual Meeting").

                  Shares cannot be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted "FOR" the election of the named nominees as Directors of the Company, "FOR" the ratification of Arthur Andersen LLP, independent public accountants, as auditors of the Company, "FOR" the approval of an amendment to the 1995 Stock Option/Stock Issuance Plan to add a Director Fee Option Grant Program, and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

                  The mailing address of the principal executive offices of the Company is 102 Witmer Road, Horsham, Pennsylvania 19044. This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company on or about May 17, 1996.


                                VOTING SECURITIES

                  The Company has only one class of voting securities outstanding, its common stock, par value $0.01 per share (the "Common Stock"). At the Annual Meeting, each stockholder of record at the close of business on April 30, 1996 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On April 30, 1996, 8,174,292 shares of Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.


                              ELECTION OF DIRECTORS

                  Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the seven nominees named below as Directors of the Company to serve until the next Annual Meeting or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election.

                  The Board of Directors currently has seven members, all of whom are nominees for re-election.

                  The affirmative vote of a plurality of the Company's outstanding Common Stock represented and voting at the Annual Meeting is required to elect the Directors.
                                      - 1 -

Information Regarding Nominees for Election as Directors

                  The Board of Directors currently has seven members. The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

                  Stephen A. Roth, 53, has served as a director of the Company since December 1989 and as its Chairman and Chief Executive Officer since August 1994. Dr. Roth co-founded the Company, and from April 1992 until August 1994, he served as Senior Vice President, Research and Development and Chief Scientific Officer of the Company. Prior to joining the Company, he was a consultant to the Company. Dr. Roth was on the faculty of the University of Pennsylvania from 1980 to 1994 and was Chairman of Biology from 1982 to 1987. Dr. Roth serves on the Editorial Board of Current Research in Developmental Biology, The Quarterly Review of Biology, and The Journal of Molecular Recognition. Dr. Roth received his A.B. in biology from The Johns Hopkins University, his Ph.D. in developmental biology from the Case Western Reserve University and completed his post-doctorate training in carbohydrate chemistry at The Johns Hopkins University.

                  P. Sherrill Neff, 44, has served as President, Chief Financial Officer, and a director of Neose since December 1994. From February 1993 to December 1994, Mr. Neff was Senior Vice President, Corporate Development at U.S. Healthcare, Inc., a managed healthcare company and an investor in the Company. From March 1984 to February 1993, Mr. Neff worked at Alex. Brown & Sons Incorporated, an investment banking firm, where he was Managing Director and Co-Head of the Financial Services Group. Mr. Neff received his B.A. in religion from Wesleyan University and his J.D. from the University of Michigan Law School. Mr. Neff serves as a director of JeffBanks, Inc., a publicly traded bank holding company, and of the Pennsylvania Biotechnology Association. Mr. Neff has been a member of the Pennsylvania Bar since 1980.

                  William F. Hamilton, 57, has served as a director of the Company since September 1991. Dr. Hamilton has served on the University of Pennsylvania faculty since 1967 and is the Landau Professor of Management and Technology and Director of the Jerome Fisher Program in Management and Technology at The Wharton School and the School of Engineering and Applied Science at the University of Pennsylvania. Dr. Hamilton serves as a director of Centocor, Inc., a biopharmaceutical company, Hunt Manufacturing Co., a manufacturer of art and office supplies, and Marlton Technologies, Inc., a trade show supply company. Dr. Hamilton received his B.S. and his M.S. in chemical engineering and his M.B.A. from the University of Pennsylvania and his Ph.D. in applied economics from the London School of Economics.

                  Douglas J. MacMaster, Jr., 65, has served as a director of the Company since May 1993. Mr. MacMaster served as Senior Vice President of Merck & Co., Inc. ("Merck") from July 1988 to January 1992, where he was responsible for worldwide chemical and pharmaceutical manufacturing, the Agvet Division, and the Specialty Chemicals Group. From 1985 to 1988, Mr. MacMaster was President of the Merck Sharp Dohme Division of Merck, with responsibility for the U.S. human healthcare business. Mr. MacMaster was an employee of Merck for 30 years. Mr. MacMaster serves as a director of American Precision Industries, Inc., a heat transfer and precision equipment manufacturing company, Martek Biosciences Corp., a biological products manufacturing company, Oravax, Inc., a biopharmaceutical company, and United States Bioscience Inc., a biotechnology company, and is also on the Board of Trustees of Thomas Jefferson University and Gwynedd-Mercy College. Mr. MacMaster received his B.A. and L.LD. from St. Francis Xavier University and his J.D. from Boston College Law School.

                  Lindsay A. Rosenwald, 41, has served as a director of the Company since January 1989, and served as its Chairman until August 1994. Dr. Rosenwald is a founder of several biopharmaceutical companies, including Neose and Interneuron Pharmaceuticals, Inc. In August 1991, Dr. Rosenwald founded the Castle Group, Ltd., a New York-based venture capital and merchant banking firm and in March 1992 he founded Paramount Capital, Inc., an investment bank specializing in the biopharmaceutical industry. In June 1994, Dr. Rosenwald founded Aries Financial Services, Inc., a money management firm specializing in the health sciences industry. Dr. Rosenwald served as a Managing Director of Corporate Finance at the investment banking firm of D.H. Blair & Co., Inc. from June 1987 to February 1992, and as a Senior Securities Analyst at the investment banking firm of Ladenburg, Thalmann & Co., Inc., from September 1986 to June 1987. Dr. Rosenwald is also Chairman of the Board of Directors of Interneuron Pharmaceuticals, Inc., and a director of BioCryst Pharmaceuticals, Inc., Sparta Pharmaceuticals, Inc., and Atlantic Pharmaceuticals, Inc., which are pharmaceutical companies, and Ansan, Inc.,

Xenometrix, Inc., and Titan Pharmaceuticals, Inc., which are biotechnology companies. Dr. Rosenwald received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine.

                  Lowell E. Sears, 45, has served as a director of the Company since September 1994. Mr. Sears has been a private investor involved in portfolio management and life sciences venture capital since April 1994. From October 1988 until April 1994, Mr. Sears was Chief Financial Officer of Amgen Inc., a pharmaceutical company, and from September 1992 until January 1994, Mr. Sears also served as General Manager responsible for the Asia-Pacific region. From August 1986 until October 1988 Mr. Sears was Treasurer and Director of Planning for Amgen Inc. From July 1976 to April 1986, Mr. Sears held senior financial and planning positions at Atlantic Richfield Co. Mr. Sears is Chairman of the Board of Directors of CoCensys, Inc., a neuropharmaceuticals company, and is a director of Techne Corp., a biological products manufacturing company and Activated Cell Therapy, Inc., a cell processing company. Mr. Sears received his B.A. in economics from Claremont McKenna College and his M.B.A. from Stanford University.

                  Jerry A. Weisbach, 62, has served as a director of the Company since May 1993. From 1988 to July 1994, Dr. Weisbach served as Director of Technology Transfer and Adjunct Professor at The Rockefeller University where he was responsible for the licensing of technology. Dr. Weisbach served as Vice President of Warner-Lambert Company from 1981 to 1987 and President, Pharmaceutical Research Division from 1979 to 1987, where he was responsible for all pharmaceutical research and development activities. Prior to joining Warner-Lambert, Dr. Weisbach served at SmithKline and French Laboratories from 1960 to 1979, where he was Vice President, Research from 1977 to 1979. Dr. Weisbach serves as a Director of Hybridon, Inc., and Xenometrix, Inc., which are biotechnology companies, Synthon Corporation, a chemical intermediate company, and CIMA Laboratories, Inc., a drug delivery company. Dr. Weisbach is also a member of the Scientific Advisory Boards of Magainin Pharmaceutical, Inc., Myco Pharmaceutical Inc., Avax Labs, Exponential Biotherapies, and Receptor Laboratories, Inc., and a member of the Clinical Advisory Board of Hybridon, Inc. Dr. Weisbach received his B.S. in chemistry from Brooklyn College and his M.A. and his Ph.D. in chemistry from Harvard University.

Committees of the Board

                  The Audit Committee consists of Dr. Hamilton and Mr. Sears and its functions include recommending to the Board of Directors the selection of the Company's auditors and reviewing with such auditors the plan and results of their audit and the adequacy of the Company's systems of internal accounting controls and management information systems. In addition, the Audit Committee reviews the independence of the auditors and their fees for services rendered to the Company.

                  The Compensation Committee consists of Dr. Hamilton, Mr. MacMaster, and Dr. Rosenwald and its functions include recommending, reviewing, and overseeing salaries, benefits, and stock option plans relating to the Company's employees, consultants, directors, and other individuals compensated by the Company. The Committee administers all stock option plans relating to the compensation of officers, including having complete discretion (subject to the provisions of the Company's 1995 Stock Option/Stock Issuance Plan) to authorize options and direct stock issuances under the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan").

Attendance at Board and Committee Meetings

                  During 1995, the Board of Directors held four meetings. During 1995, each Director attended all meetings of the Board of Directors. The Compensation Committee and the Audit Committee each held one meeting during 1995.

Compliance with Reporting Requirements

                  During 1995, the Company's Directors, executive officers, and persons holding more than ten percent of the Company's Common Stock were not required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market Surveillance Department.

Compensation of Directors

         Cash Compensation. Non-management members of the Board of Directors, other than Dr. Rosenwald, receive an annual retainer of $6,000 and cash compensation of $2,000 per meeting as consideration for their services as directors of the Company and are reimbursed for reasonable travel expenses incurred in connection with their attendance at such meetings. Effective January 1, 1997, the annual retainer will be $14,000 but no additional compensation will be paid for meetings. Non-management directors, other than Dr. Rosenwald, may also receive consulting fees of $2,000 per day of additional service. Under the Director Fee Option Grant Program of the 1995 Plan, which program is subject to approval by the stockholders at the Annual Meeting, the non-employee directors may elect to apply their annual retainer fees towards the acquisition of options to purchase shares of Common Stock.

         Stock Option Grant. Under the Automatic Option Grant Program of the 1995 Plan, each non-employee director first elected or appointed to the Board of Directors after the Company's initial public offering will automatically be granted an option for 16,666 shares of Common Stock on the date of his or her election or appointment to the Board of Directors, provided such individual has not been previously employed by the Company. In addition, at each annual stockholders meeting held after the date of the Company's initial public offering, each individual with at least six months of Board service who is to continue to serve as a non-employee director following the meeting will automatically be granted an option for 3,333 shares of Common Stock, even if such individual has been previously employed by the Company or joined the Board of Directors prior to the Company's initial public offering. Accordingly, on the date of the Annual Meeting, each of Dr. Hamilton, Mr. MacMaster, Mr. Sears, and Dr. Weisbach will, if reelected, receive an option grant for 3,333 shares. Dr. Rosenwald has elected not to receive any option grant.

                  Each automatic grant will have a term of 10 years, subject to earlier termination, following the optionee's cessation of service on the Board of Directors. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase should the optionee's service as a non-employee director cease prior to vesting of the shares. The initial 16,666 share grant will vest in successive equal annual installments over the optionee's initial four-year period of Board service. Each annual 3,333 share grant will vest upon the optionee's completion of one year of service on the Board of Directors, as measured from the grant date. However, each outstanding option will immediately vest upon certain changes in the ownership or control of the Company.


                  Dr. Rosenwald received no compensation for his services as a director of the Company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                               Executive Officers

     The executive officers of the Company on January 1, 1996 were the following:


Name                                                 Age   Position

Stephen A. Roth, Ph.D................................53    Chairman, Chief Executive Officer, and Director

P. Sherrill Neff.....................................44    President, Chief Financial Officer, and Director

Edward J. McGuire, Ph.D..............................58    Vice President, Research and Development

David F. Pritchard...................................46    Vice President, Business Development

David A. Zopf, M.D...................................53    Vice President, Drug Development



Information Concerning Executive Officers Who Are Not Directors

                  Dr. McGuire has served as Vice President, Research and Development of the Company since April 1990. He is responsible for leading the oligosaccharide synthesis team. Dr. McGuire was on the faculty of the University of Pennsylvania from 1985 to April 1990. From 1984 to 1985, Dr. McGuire served as a Senior Researcher at Genetic Engineering, Inc., a biotechnology company, and from 1972 to 1984 he was a Research Biochemist at the National Jewish Hospital. Dr. McGuire received his B.A. in biology from Blackburn College, his Ph.D. in biochemistry/chemistry from the University of Illinois Medical School, and held a National Institutes of Health ("NIH") postdoctoral fellowship at the University of Michigan and The Johns Hopkins University.

                  Mr. Pritchard has served as Vice President, Business Development of the Company since May 1993. From September 1986 to March 1993, Mr. Pritchard held various positions at Molecular Biosystems, Inc. ("MBI"), an imaging agent development and manufacturing company, including Director of Corporate Development and General Manager of Syngene, a subsidiary of MBI, from September 1989 to November 1992. Mr. Pritchard received his B.A. in biology from Northeastern University.

                  Dr. Zopf has served as Vice President, Drug Development of the Company since April 1992. From August 1991 to March 1992, Dr. Zopf was a consultant to the Company on the biomedical applications of complex carbohydrates. From April 1988 to July 1991, Dr. Zopf served as Vice President and Chief Operating Officer of BioCarb, Inc., a biotechnology company and the U.S. subsidiary of BioCarb AB, where he managed the research and development programs of novel carbohydrate-based diagnostics and therapeutics. Dr. Zopf worked at NIH from 1971 to 1988, most recently as Chief, Section on Biochemical Pathology at the National Cancer Institute. Dr. Zopf currently serves on the editorial board of Archives of Biochemistry and Biophysics. Dr. Zopf received his A.B. in zoology from Washington University and his M.D. from Washington University School of Medicine.

                           Summary Compensation Table

         The following table sets forth all compensation awarded to, earned by, or paid for services rendered to the Company in all capacities during 1995 by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers (together, the "Named Executive Officers"). No other executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned during 1995 resigned or terminated employment during 1995.





                                                                                               Long-Term
                                                                                             Compensation
                                                                                             ------------
                                                               Annual Compensation             Securities
                                                               -------------------             Underlying          All Other
Name and Principal Position                                  Salary           Bonus            Options(#)        Compensation
- ---------------------------                                  ------           -----            ----------        ------------
Stephen A. Roth.................................         $ 200,000          $ 50,000            90,000           $5,172(1)(2)
Chief Executive Officer
P. Sherrill Neff................................           225,000            50,000            90,000            5,172(1)(2)
President and Chief Financial Officer
Edward J. McGuire...............................           120,000            35,000            10,000            3,745(1)(3)
Vice President, Research and Development
David F. Pritchard..............................           115,200            10,000             7,000            3,504(1)(4)
Vice President, Business Development
David A. Zopf...................................           144,000            30,000             6,666            5,046(1)(5)
Vice President, Drug Development
- ------------------

(1) Includes $552 in premiums paid for group term life insurance coverage for each of the Named Executives Officers.
(2) Includes $4,620 in matching contributions to the Company's tax-qualified employee savings and retirement plan (the "401(k) Plan").
(3) Includes $3,193 in matching contributions to the 401(k) Plan.
(4) Includes $2,952 in matching contributions to the 401(k) Plan.
(5) Includes $4,494 in matching contributions to the 401(k) Plan.

                      Option/SAR Grants in Last Fiscal Year

         The following table shows, with respect to the Named Executive Officers, certain information concerning the grant of stock options in 1995. No stock appreciation rights were granted during 1995.


                                                      Individual Grants
                                    ----------------------------------------------------------
                                                    Percent of
                                                      Total                                                  Potential Realizable
                                                      Options                                                  Value at Assumed
                                      Number of      Granted to                                            Annual Rates of Stock
                                     Securities     Employees                                              Price Appreciation for
                                     Underlying         in           Exercise                                  Option Term(4)
                                      Options         Fiscal          Price         Expiration                 --------------
           Name                      Granted(1)      Year(2)       ($/Share)(3)        Date                  5%          10%
           ----                      ----------      -------       ------------       ------            ---------       ----
Stephen A. Roth...........             90,000         26.8%           $12.54        12/07/05            $190,805      $972,331
P. Sherrill Neff..........             90,000         26.8             12.54        12/07/05             190,805       972,331
Edward J. McGuire.........             10,000         3.0              9.00         12/06/05              56,601       143,437
David F. Pritchard........              5,000         1.5              5.70         03/23/05              17,924        45,422
                                        2,000         0.6              9.00         12/06/05              11,320        28,687
David A. Zopf.............              6,666         2.0              9.00         12/06/05              37,734        95,625

(1) Each option will become exercisable in four successive equal annual installments over the optionee's continued service with the Company measured from the date of grant. For Dr. Roth and Mr. Neff, the date of grant was December 7, 1995; for the 10,000-share grant to Dr. McGuire, the 2,000-share grant to Mr. Pritchard, and the 6,666-share grant to Dr. Zopf, the date of grant was December 6, 1995; and the date of grant for the 5,000-share grant to Mr. Pritchard was March 23, 1995.

(2) Based on an aggregate of 336,333 options granted to employees in 1995, including options granted to the Named Executive Officers.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date, or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income or employment tax liability incurred by the optionee in connection with such exercise. The optionee may be permitted, subject to the approval of the Plan Administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of Common Stock) in satisfaction of such tax liability.

(4) Potential realizable value is based on the assumption that the price per share of Common Stock appreciates at the assumed annual rate of stock appreciation for the option term. There is no assurance that the assumed 5% and 10% annual rates of appreciation (compounded annually) will actually be realized over the term of the option. The assumed 5% and 10% annual rates are set forth in accordance with the rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                  The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1995. No stock appreciation rights were outstanding on December 31, 1995, and no stock appreciation rights were exercised during the fiscal year ended December 31, 1995 by any of the Named Executive Officers.



                               Number of
                                 Shares        Value            Number of Securities             Value of Unexercised
Name                            Acquired      Realized   Underlying Unexercised Options(#)   In-The-Money Options ($)(2)
- -----                        On Exercise(#)    ($)(1)        Exercisable Unexercisable        Exercisable Unexercisable
                             --------------    ------        ----------- -------------        ----------- -------------

Stephen A. Roth............       --            --              5,318        96,250           $  44,602   $  47,344
P. Sherrill Neff...........       --            --             40,000       150,000             132,000     198,000
Edward J. McGuire..........       --            --             40,000        10,000             282,000        --
David F. Pritchard.........       --            --              6,666        13,666              54,000      70,500
David A. Zopf..............      2,967        $20,915          20,366        16,666             147,085      74,000



(1) Based upon the estimated fair value of the Common Stock at the exercise date (as determined by the Company's Board of Directors), less the exercise price paid for such shares.

(2) Amounts disclosed in these columns do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value of the Company's Common Stock at the end of 1995, as determined by the Company's Board of Directors, less the exercise price payable for such shares, in accordance with the rules and regulations adopted by the Securities and Exchange Commission.

1995 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan

                  The Company's 1995 Plan and Employee Stock Purchase Plan (the "Purchase Plan") were adopted by the Board of Directors and approved by the stockholders in December 1995. The terms of the 1995 Plan are described herein in connection with the proposal to approve an amendment to such plan to implement the Director Fee Option Grant Program. A summary of the Purchase Plan is set forth in Appendix A hereto. The information with respect to the 1995 Plan and the Purchase Plan is being provided in accordance with applicable requirements of the Federal securities laws in order to assure that such plans will qualify under Rule 16b-3 of the Securities and Exchange Commission and thereby provide the Company's executive officers and members of the Board of Directors with certain exemptions from the short-swing liability provisions of the Federal securities laws for their transactions under the 1995 Plan and the Purchase Plan.

Employment Arrangements

                  In December 1994, the Company entered into an employment agreement for an initial period of three years, which may be extended for additional one-year periods, with P. Sherrill Neff (the "Neff Agreement") whereby Mr. Neff is employed as President and Chief Financial Officer of the Company. Pursuant to the Neff Agreement, Mr. Neff receives a minimum base salary of $225,000 per year and a performance incentive bonus of up to 50% of base salary at the discretion of the Board of Directors or the Compensation Committee thereof. In connection with the Neff Agreement, the Company granted to Mr. Neff options to purchase 100,000 shares of Common Stock at an exercise price of $5.70 per share, 20,000 of which vested immediately and the remainder are to vest ratably over a four-year period of service with the Company measured from the grant date. Pursuant to the terms of the Neff Agreement, Mr. Neff has entered into a standard noncompetition and confidentiality agreement with the Company.

                  In April 1992, the Company entered into a one-year employment agreement extendable in one-year increments, with David A. Zopf (the "Zopf Agreement") whereby Dr. Zopf is employed as Vice President, Drug Development. The Zopf Agreement provides for an annual base salary of $144,000 and a bonus of up to 25% of base salary at the discretion of the Chief Executive Officer. In connection with the Zopf Agreement, the Company granted to Dr. Zopf options to purchase 26,666 shares of Common Stock at fair market value, which options vest in four successive equal annual installments over his period of service with the Company measured from the date of the Zopf Agreement. The Zopf Agreement contains certain restrictive covenants, including provisions relating to noncompetition, nonsolicitation, and the nondisclosure of proprietary information during his employment with the Company and for specified periods thereafter.

Compensation Committee Interlocks and Insider Participation

                  The Company's Compensation Committee consists of Dr. Hamilton, Mr. MacMaster, and Dr. Rosenwald. The Committee recommends, reviews, and oversees salaries, benefits, and stock option plans for the Company's employees, consultants, directors, and other individuals compensated by the Company. See "Certain Transactions."

                  No member of the Compensation Committee was at any time during the 1995 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.



                          COMPENSATION COMMITTEE REPORT

                  The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee also is responsible for the administration of the Company's 1995 Plan under which option grants and direct stock issuances may be made to executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 1995.

                  General Compensation Policy. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) cash bonuses which reflect the achievement of performance objectives and goals, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

                  Factors. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for 1995 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

                           o  Base Salary.  The suggested base salary for each
executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry, and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. The Compensation Committee did not rely upon any specific compensation surveys for comparative compensation purposes for fiscal 1995. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

                           o  Bonus.  The incentive compensation of executive
officers is closely related to Company performance. A large portion of the cash compensation of executive officers consists of contingent compensation. Bonus awards are based on, among other things, performance objectives and goals that are tailored to the responsibilities and functions of key executives.

                           o  Long-Term Incentive Compensation.  Long-term
incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

                  The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. There were 203,666 stock options granted to executive officers in 1995.

                  Through the Company's Employee Stock Purchase Plan, the Company offers additional opportunities for equity ownership to executive officers.

                  CEO Compensation. In advising the Board of Directors with respect to the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation.

                  The base salary established for Dr. Roth on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors. Dr. Roth's incentive cash compensation for the 1995 fiscal year was based on an the Committee's assessment of his individual performance and his contribution to the Company's performance.

                  The long-term incentive component of Dr. Roth's compensation for the 1995 fiscal year consisted of a stock option grant for 90,000 shares. This grant was designed to provide him with a continuing incentive to remain with the Company and contribute to the Company's financial success. The option will have value only to the extent Dr. Roth continues in the Company's employ, and then only if the market price of the option shares appreciates over the option term.

                  Compliance with Internal Revenue Code Section 162(m). As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The 1995 Plan contains certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

                  Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.


THE COMPENSATION COMMITTEE

DR. HAMILTON
MR. MacMASTER
DR. ROSENWALD

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 30, 1996 by (i) each Director and nominee for Director, (ii) each of the Named Executive Officers, (iii) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, and (iv) all executive officers and Directors as a group.


                                                                    Number of Shares of         Percentages of
                                                                 Common Stock Beneficially          Shares
Name                                                                     Owned(1)                 Outstanding(1)
- -----                                                           ------------------------        -----------------


Lindsay A. Rosenwald, M.D.(2)..................................          618,125                     7.6%
     c/o The Castle Group Ltd.
     375 Park Avenue, Suite 1501
     New York, NY  10152
Stephen A. Roth, Ph.D.(3)......................................          210,510                     2.5
P. Sherrill Neff(4)............................................           44,167                      *
Edward J. McGuire, Ph.D.(5)....................................          121,375                     1.0
David F. Pritchard(6)..........................................           11,250                      *
David A. Zopf, M.D.(7).........................................           30,000                      *
William F. Hamilton, Ph.D.(8)..................................           29,168                      *
Douglas J. MacMaster, Jr.(9)...................................           20,002                      *
Lowell E. Sears(10)............................................           20,925                      *
Jerry A. Weisbach, Ph.D.(11)...................................           13,752                      *
State of Wisconsin Investment Board............................          500,000                     6.1
     Lake Terrace
     121 E. Wilson Street
     P.O. Box 7842
     Madison, WI 53707
All current directors and executive officers as a group                1,119,274                    11.3
     (10 persons)(12)..........................................

- ------------------
   * Less than one percent.

(1) Gives effect to the shares of Common Stock issuable within 60 days of April 30, 1996 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options and warrants which are currently exercisable or convertible or which will become exercisable or convertible within sixty (60) days after April 30, 1996 are deemed outstanding for purpose of computing the beneficial ownership of the Common Stock by the person holding such option or warrant but are not deemed to be outstanding for the purpose of computing the beneficial ownership of the Common Stock by any other person.

(2) Includes (i) 75,624 shares of Common Stock owned by Dr. Rosenwald's wife and (ii) 30,250 shares of Common Stock held by Dr. Rosenwald's wife as custodian for Dr. Rosenwald's children, as to which Dr. Rosenwald disclaims beneficial ownership.

(3)  Includes (i) 15,758 shares of Common Stock owned by Dr. Roth's daughter and
     (ii) 7,401 shares of Common Stock issuable upon exercise of stock options.

(4) Includes 40,000 shares of Common Stock issuable upon exercise of stock options.

(5) Includes 40,000 shares of Common Stock issuable upon exercise of stock options.

(6) Includes 7,917 shares of Common Stock issuable upon exercise of stock options.

(7) Includes 27,033 shares of Common Stock issuable upon exercise of stock options.

(8) Includes 27,084 shares of Common Stock issuable upon exercise of stock options.

(9) Includes 11,668 shares of Common Stock issuable upon exercise of stock options.

(10) Includes 5,001 shares of Common Stock issuable upon exercise of stock options.

(11) Includes 11,668 shares of Common Stock issuable upon exercise of stock options.

(12) See notes (2) through (11).

                              CERTAIN TRANSACTIONS

                  In connection with the private placement of the Series F Stock during 1995, the following directors and persons affiliated with directors made the following purchases of Series F Stock at a price equivalent to $12.00 per share of Common Stock on an as-converted basis.



                                                                                                       Common Stock
                                                                                Number of Shares       Issuable Upon
        Directors and Persons Affiliated with Directors                         of Series F Stock       Conversion
        -----------------------------------------------                        ------------------     --------------
        Stephen A. Roth.....................................................          2,500                 834
        P. Sherrill Neff(1).................................................         37,500              12,501
        William F. Hamilton.................................................          6,250               2,084
        Douglas J. MacMaster, Jr............................................         25,000               8,334
        Lindsay A. Rosenwald................................................          6,250               2,084
        Lowell E. Sears.....................................................         10,000               3,334
        Jerry A. Weisbach...................................................          6,250               2,084

        ----------------
        (1) Includes 25,000 shares of Series F Preferred Stock, which are convertible into 8,334 shares of Common Stock, purchased by Mr. Neff's father-in-law.

                  The Company paid $435,179 in commissions and expenses to Paramount Capital, Inc. ("Paramount"), a placement agent for a portion of the Series F Stock. Lindsay A. Rosenwald, the sole stockholder of Paramount, is a director of the Company.

                  In December 1995, the Company granted to an employee of Paramount options to purchase an aggregate of 49,999 shares of Common Stock at a weighted average exercise price of $17.94, vesting in various amounts over five years, for financial advisory services.

                  In 1995, the Company granted its current directors and executive officers options to purchase a total of 216,998 shares of Common Stock at exercise prices ranging from $5.70 to $12.54 per share.

                               PROPOSAL TO APPROVE

             AMENDMENT TO THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN
- --------------------------------------------------------------------------------

                  The stockholders are being asked to approve an amendment to the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan") to implement a Director Fee Option Grant Program (the "Director Fee Program") pursuant to which non-employee members of the Company's Board of Directors may elect to receive their annual retainer fee in stock options rather than cash. The Director Fee Program was adopted by the Board of Directors on March 16, 1996 and will become effective immediately upon approval of the Company's stockholders at the Annual Meeting.

                  The 1995 Plan was adopted by the Board of Directors on March 23, 1995 and approved by the stockholders on April 12, 1995, as the successor equity incentive program to the Company's 1991 and 1992 Stock Option Plans (the "Predecessor Plans"). The 1995 Plan became effective on the date of its adoption by the Board of Directors, except that the Automatic Option Grant Program described below became effective on the effective date of the Company's initial public offering, February 15, 1996, and the Director Fee Program, which is the subject of this proposal, will become effective immediately upon its approval by the Company's stockholders at the Annual Meeting.

                  The following is a summary of the principal features of the
(i) Director Fee Program and (ii) the other equity programs under the 1995 Plan as last approved by the stockholders. The summary, however, does not purport to be a complete description of all the provisions of the 1995 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Horsham, Pennsylvania. The information is also provided in accordance with the applicable requirements of the Federal securities laws in order to assure that the 1995 Plan will qualify under Rule 16b-3 of the Securities and Exchange Commission and thereby provide the Company's executive officers and members of the Board of Directors with certain exemptions from the short-swing liability provisions of the Federal securities laws for their transactions under the 1995 Plan.

                        Director Fee Option Grant Program

                  Under the proposed Director Fee Program, each non-employee Board member may elect to apply all or a portion of his or her annual retainer fee otherwise payable in cash to the acquisition of a special option grant under the Director Fee Program. Such election must be filed with the Company prior to the start of the calendar year of participation. The option grant will automatically be made on the first trading day in January following the filing of the option-in-lieu of cash election and will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. The number of option shares will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of Common Stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee subject to the director's election.

                  The option will become exercisable for the option shares in a series of twelve (12) successive equal monthly installments upon the optionee's completion of each month of Board service during the calendar year for which the option grant is made. The option will remain exercisable for such shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the end of the three (3)-year period measured from the date of the optionee's cessation of Board service. Should the optionee die or become disabled during his or her period of Board service then the option shares will immediately vest in full.

                  Any options outstanding under the Director Fee Program at the time of an acquisition of the Company (whether by merger or asset sale) or hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members) will automatically accelerate in full and will remain exercisable until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the end of the three (3)-year period measured from the date of the optionee's cessation of Board service. All such options accelerated upon an acquisition of the Company will be assumed by the acquiror corporation.

                  The option grants under the Director Fee Program will be made in strict compliance with the provisions of such program and no discretion will be exercised by the Board or any committee with respect to grants made thereunder. As of April 30, 1996, 5 non-employee Board members were eligible to participate in the Director Fee Program.

            Other Equity Programs and Provisions under the 1995 Plan

                  The following equity incentive programs contained in the 1995 Plan were adopted by the Board of Directors on March 23, 1995 and approved by the stockholders on April 12, 1995. These programs are not being voted on at the Annual Meeting and will not be affected by the outcome of the vote on the proposal to amend the 1995 Plan to implement the Director Fee Program.

Equity Incentive Programs

                  The 1995 Plan, as presently in effect, also contains three other equity incentive programs: (i) a Discretionary Option Grant Program, (ii) an Automatic Option Grant Program, and (iii) a Stock Issuance Program. The principal features of these programs are described below. The 1995 Plan (other than the Automatic Option Grant Program) is administered by the Compensation Committee of the Board of Directors. This committee (the "Plan Administrator") has complete discretion (subject to the provisions of the 1995 Plan) to authorize option grants and direct stock issuances under the 1995 Plan. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of such program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder.

Share Reserve

                  A total of 1,457,366 shares of Common Stock has been reserved for issuance over the ten(10)-year term of the 1995 Plan. This reserve is comprised of (i) the shares which remained available for issuance under the Predecessor Plans on the effective date of the 1995 Plan, including the shares subject to outstanding options thereunder, plus (ii) an increase of 333,333 shares authorized by the Board of Directors on March 23, 1995, and approved by the stockholders on April 12, 1995 and (iii) an increase of 600,000 shares authorized by the Board of Directors on December 6, 1995 and approved by the stockholders on December 19, 1995. In no event may any one participant in the 1995 Plan receive option grants or direct stock issuances for more than 250,000 shares over the term of the 1995 Plan. The implementation of the new Director Fee Program will not effect any increase in the number of shares of Common Stock already reserved for issuance to officers, employees, and non-employee Board members through the 1995 Plan and will not result in any additional dilution of stockholder interests.

                  In the event any change is made to the outstanding share of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the 1995 Plan and to the securities and exercise price under each outstanding option.

Eligibility

                  Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board of Directors (other than those serving as members of the Compensation Committee) and the board of directors of its parent or subsidiaries, and consultants and independent advisors of the Company and its parent and subsidiaries are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board of Directors (including members of the Compensation Committee) are also eligible to participate in the Automatic Option Grant Program.

                  As of April 30, 1996, approximately 5 executive officers, 39 other employees and 5 non-employee Board members were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs of the 1995 Plan and five non-employee Board members were eligible to participate in the Automatic Option Grant Program.

Valuation

                  The fair market value per share of Common Stock on any relevant date under the 1995 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On April 30, 1996, the last reported sales price per share was $21.875.

Discretionary Option Grant Program

                  Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

                  Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

                  The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

         Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

         Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect for at least six (6) months may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

                  The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

Automatic Option Grant Program

                  Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member after the Effective Date will automatically be granted at that time an option grant for 16,666 shares of Common Stock, provided such individual has not previously been in the Company's employ. In addition, on the date of each Annual Stockholders Meeting, beginning with the Annual Meeting, each individual who is to continue to serve as a non-employee Board member after such meeting will automatically be granted an option to purchase 3,333 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months. There will be no limit on the number of such 3,333-share options which any one non-employee Board member may receive over the period of Board service, and non-employee Board members who have previously served in the Company's employ will be eligible for one or more 3,333-share option grants.

                  Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date.

                  Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service. Each initial option grant will vest (and the Company's repurchase rights will lapse) in four equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one year of Board service measured from the option grant date. Each annual option grant will vest (and the Company's repurchase rights will lapse) upon the completion of one year of Board service measured from the option grant date.

                  The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability or an acquisition of the Company by merger or asset sale or a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). In addition, upon the successful completion of a hostile take-over, each automatic option grant which has been outstanding for at least six months may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over
(b) the exercise price payable for such share.

Stock Issuance Program

                  Shares may be sold under the Stock Issuance Program at a price per share not less than the fair market value per share of Common Stock on the issuance date, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

                  The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any unvested shares.

Acceleration

                  In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed or replaced in connection with such acquisition will be subject to immediate acceleration, and any unvested shares which do not vest at the time of such acquisition will be subject to full and immediate vesting, in the event the individual's service is subsequently terminated within 18 months following the acquisition. In addition, the Plan Administrator has the authority to provide for the automatic acceleration of all outstanding options under the Discretionary Grant Program and all unvested shares under the Stock Issuance Program in connection with a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members) or to condition such accelerated vesting upon the termination of such individual's service within a specified period following such hostile change in control.

                  Outstanding stock options under the Predecessor Plans which were incorporated into the 1995 Plan will accelerate in connection with certain acquisitions of the Company; those options currently do not contain acceleration or vesting provisions tied to a termination of service following an acquisition or to a hostile change in control of the Company. However, the Plan Administrator has the authority to extend the acceleration provisions of the 1995 Plan to any or all stock options incorporated from the Predecessor Plans.

                  The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

Financial Assistance

                  The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of shares under the 1995 Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

Special Tax Election

                  The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

Amendment and Termination

                  The Board may amend or modify the 1995 Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the 1995 Plan at any time, and the 1995 Plan will in all events terminate on the earlier of (i) February 28, 2005 or (ii) the date on which all shares for issuance under the Plan have been issued.

Stock Awards

                  The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted between January 1, 1995 and April 30, 1996 under the Predecessor Plans and the 1995 Plan together with the weighted average exercise price payable per share.


                               OPTION TRANSACTIONS



                                                                                                  Weighted
                                                                        Number of                  Average
  Name                                                                Option Shares            Exercise Price
- --------                                                              -------------            --------------
Stephen A. Roth                                                          90,000                     12.54
Chairman, Chief Executive Officer, and Director
P. Sherrill Neff                                                         90,000                     12.54
President, Chief Financial Officer and Director
Edward J. McGuire                                                        10,000                      9.00
Vice  President, Research and Development
David F. Pritchard                                                        7,000                      6.64
Vice President, Business Development
David A. Zopf                                                             6,666                      9.00
Vice President, Drug Development
All current executive officers as a group                               203,666                     12.05
(5 persons)
William F. Hamilton                                                       3,333                      5.70
Director
Douglas J. MacMaster, Jr.                                                 3,333                      5.70
Director
Lindsay A. Rosenwald                                                        -0-                       -0-
Director
Lowell E. Sears                                                           3,333                      5.70
Director
Jerry A. Weisbach                                                         3,333                      5.70
Director
All non-employee directors as a group                                     13,332                     5.70
(5 persons)
All employees, including current officers who are not                   137,480                      8.34
executive officers as a group
(43 persons)


New Plan Benefits

                  Each of Dr. Hamilton, Mr. MacMaster, Mr. Sears, and Dr. Weisbach will, if re-elected to the Board at the Annual Meeting, receive an option grant on the date of the meeting to purchase 3,333 shares of Common Stock at an exercise price equal to the closing selling price per share of Common Stock on the Nasdaq National Market on such date. Dr. Rosenwald has elected not to receive the automatic option grant.

                         Federal Income Tax Consequences

Option Grants

                  Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

                  Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

                  If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of
(i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

                  Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

                  If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

                  The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

                  An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

Direct Stock Issuances

                  The tax principles applicable to direct stock issuances under the 1995 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

                              Accounting Treatment

                  Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be recognized by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any charge to the Company's earnings. However, under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," disclosure will be required as to the impact the options would have upon the Company's reported earnings using the fair value based method of accounting for stock options. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share.

                  Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

                              Stockholder Approval

                  The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1996 Annual Meeting is required for approval of the amendment to the 1995 Plan to implement the Director Fee Program. If such approval is obtained, the Director Fee Program will become effective upon the date of the 1996 Annual Meeting. Should such stockholder approval not be obtained, then the Director Fee Program will not become effective. The 1995 Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the 1995 Plan until the available reserve of Common Stock under the plan is issued.

                  The Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the 1995 Plan to implement the Director Fee Program.

                         INDEPENDENT PUBLIC ACCOUNTANTS

                  Upon the recommendation of the Audit Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants and auditors of the Company since October, 1994, as auditors of the Company to serve for the fiscal year ending December 31, 1996, subject to the ratification of such appointment by the stockholders at the Annual Meeting. A majority of the votes of the outstanding shares of Common Stock is required to ratify the appointment of the auditors. A representative of Arthur Andersen LLP will attend the Annual Meeting of Stockholders with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

                              STOCKHOLDER PROPOSALS

                  In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at the 1997 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than January 16, 1997 if such proposals are to be considered for inclusion in the Company's Proxy Statement.

                                  OTHER MATTERS

                  Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

                  Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.


                               By Order of the Board of Directors



                               Stephen A. Roth
                               Chairman and Chief Executive Officer


Horsham, Pennsylvania
May 17, 1996

                            NEOSE TECHNOLOGIES, INC.

                                   APPENDIX A

                   INFORMATION ON EMPLOYEE STOCK PURCHASE PLAN


                  The Company's Employee Stock Purchase Plan (the "Purchase Plan"), pursuant to which 100,000 shares of Common Stock have been reserved for issuance, is intended to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code. The Purchase Plan was adopted by the Board and approved by the Company's stockholders in December, 1995. The Purchase Plan became effective on February 16, 1995 (the "Effective Date") upon execution of the underwriting agreement in connection with the initial public offering of the Common Stock.

                  The following is a summary of the principal features of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Horsham, Pennsylvania. The information is provided in accordance with the applicable requirements of the Federal securities laws in order to assure that the Purchase Plan will qualify under Rule 16b-3 of the Securities and Exchange Commission and thereby provide the Company's executive officers and members of the Board of Directors with certain exemptions from the short-swing liability provisions of the Federal securities laws for their transactions under the Purchase Plan.

Share Reserve

                  A total of 100,000 shares of Common Stock have been reserved for issuance over the ten year term of the Purchase Plan. The shares may be made available from authorized but unissued shares of the Company's Common Stock repurchased by the Company, including shares purchased on the open market.

                  In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the class and maximum number of securities issuable under the Purchase Plan, including the number issuable per participant on any one purchase date, and (ii) the class and maximum number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

Administration

                  The Purchase Plan is administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, has full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

Offering Periods and Purchase Periods

                  The Purchase Plan will be implemented in a series of successive offering periods, each with a maximum duration (not to exceed twenty-four (24) months) designated by the Plan Administrator prior to the start date. The initial offering period runs from the Effective Date to January 31, 1998, and the next offering period is scheduled to commence on February 1, 1998.

                  Shares will be purchased during each offering period at designated semi-annual intervals. Each such interval will constitute a purchase period. Purchase periods will begin on the first business day in February and August each year and end on the last business day in July and January respectively each year. However, the first purchase period under the initial offering period commenced on the Effective Date and will end on the last business day in July, 1996.

 Eligibility

                  Any individual who is employed on a basis under which he or she is expected to work for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating affiliate is eligible to participate in the Purchase Plan. Each individual who was an eligible employee on the Effective Date was allowed to join the Purchase Plan on that date or such individual may join the Purchase Plan on the start date of any purchase period within any offering period. Each individual who becomes eligible to participate in the Purchase Plan after the Effective Date may enter the Purchase Plan on the start date of any purchase period within any offering period after completion of one (1) month of service with the Company or any affiliate. The date an individual enters an offering period under the Purchase Plan will be designated his or her Entry Date for purposes of that offering period.

                  Participating affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect to extend the benefits of the Purchase Plan to their eligible employees.

                  As of April 30, 1996, approximately 44 employees, including 5 executive officers, were eligible to participate in the Purchase Plan.

Purchase Provisions

                  The participant will be granted a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on his or Entry Date into that offering period and will be automatically exercised on the last business day of each purchase period within that offering period on which he or she remains an eligible employee.

                  Each participant may authorize period payroll deductions in any multiple of 1% of his or her base salary up to a maximum of 10%. On the last business day of each purchase period, the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase period. However, no participant may, on any one purchase date within the offering period, purchase more than 1,000 shares.

Purchase Price

                  The purchase price per share at which Common Stock will be purchased on the participant's behalf on each purchase date within the offering period will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the participant's Entry Date into that offering period or (ii) the fair market value per share of Common Stock on that purchase date. However, for each participant whose Entry Date is other than the start date of the offering period, the clause (i) amount will not be less than the fair market value per share of Common Stock on the start date of that offering period.

Valuation

                  The fair market value per share of Common Stock on February 16, 1996, the effective date of the Purchase Plan, was deemed to be equal to the $12.50 per share price at which the Common Stock was sold in the initial public offering on that date. The fair market value per share of Common Stock on any other relevant date will be deemed to be equal to the closing selling price per share on such date on the Nasdaq National Market. On April 30, 1996, the fair market value per share of Common Stock was $21.875 per share.

Special Limitations

                  The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

                           (i) No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company of any of its affiliates.

                           (ii) No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.

Termination of Purchase Rights

                  The participant's purchase right will immediately terminate upon his or her loss of eligible employee status or his or her affirmative withdrawal from the offering period. A participant who ceases to be an eligible employee (other than by reason of death or disability) will receive an immediate refund of his or her payroll deductions for the purchase period in which such loss of eligibility status occurs. A participant who ceases to be an eligible employee by reason of death or disability or who elects to withdraw from the offering period may have his or her payroll deductions for the current purchase period either refunded or applied to the purchase of Common Stock at the end of that period.

Stockholder Rights

                  No participant will have any stockholder rights with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

                  No purchase right will be assignable or transferable and will be exercisable only by the participant.

Acquisition

                  Should the Company be acquired by merger or asset sale during an offering period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be 85% of the lesser of (i) the fair market value per share of Common Stock on the participant's Entry Date into that offering period or
(ii) the fair market value per share of Common Stock immediately prior to such acquisition. However, the clause (i) amount will not, for any participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the fair market value per share of Common Stock on such start date.

Amendment and Termination

                  The Purchase Plan will terminate upon the earliest to occur of
(i) the last business day of January, 2006, (ii) the date on which all available shares are issued or (iii) the date on which all outstanding purchase rights are exercised in connection with an acquisition of the Company.

                  The Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without stockholder approval, (i) materially increase the number of shares issuable under the Purchase Plan, except in connection with certain changes in the Company's capital structure,
(ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

Share Pro-Ration

                  Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, will be refunded.

                            Federal Tax Consequences

                  The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, in connection with the grant or the exercise of an outstanding purchase right. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

                  If the participant sells or otherwise disposes of the purchased shares within two (2) years after his or her Entry Date into the offering period in which such shares were acquired and another one (1) year from the date the shares were acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

                  If the participant sells or disposes of the purchased shares more than two (2) years after his or her Entry Date into the offering period in which such shares were acquired and more than one (1) year after the shares were acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on his or her Entry Date into the offering period, and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

                  If the participant still owns the purchased shares at the time of death, then in general the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on his or her Entry Date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.


                              Accounting Treatment

                  Under current accounting rules, the issuance of shares of Common Stock under the Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, under Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation," disclosure will be required as to the impact the purchase rights under the Purchase Plan would have upon the Company's reported earnings using the fair value based method of accounting for purchase rights.


                                 Stock Issuances

                  There have been no shares of Common Stock purchased under the Purchase Plan. The first purchase will occur on the last business day in July, 1996.

================================================================================













                            NEOSE TECHNOLOGIES, INC.

                                   APPENDIX B

                                  ANNUAL REPORT












================================================================================

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Neose Technologies, Inc.:

We have audited the accompanying balance sheets of Neose Technologies, Inc. (a Delaware corporation in the development stage), formerly Neose Pharmaceuticals, Inc., as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995 and for the period from inception (January 17, 1989) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neose Technologies, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 and for the period from inception (January 17, 1989) to December 31, 1995, in conformity with generally accepted accounting principles.

                                                             Arthur Andersen LLP

Philadelphia, Pa.,
January 26, 1996 (except
with respect to the
Recapitalization discussed
in Note 3, as to which the
date is February 22, 1996)

                            NEOSE TECHNOLOGIES, INC.
                          (a development-stage company)

                                 BALANCE SHEETS


                                                                                                          Pro Forma
                                                                          December 31,                    (Note 2)
                                                              ------------------------------------       December 31,
                                                                   1994                1995                 1995
                                                              ---------------   ------------------   ------------------
                                                                                                         (unaudited)

                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...................................  $ 5,362,830         $  11,189,001        $ 40,525,165
  Restricted funds............................................      353,920               148,300             148,300
  Prepaid expenses and other..................................       56,651               118,680             118,680
                                                                -----------         -------------        ------------
       Total current assets...................................    5,773,401            11,455,981          40,792,145
PROPERTY AND EQUIPMENT, net...................................    2,199,933             2,685,613           2,685,613
DEFERRED FINANCING COSTS......................................           --               409,003                  --
RESTRICTED FUNDS..............................................      219,199                73,066              73,066
OTHER ASSETS..................................................        3,400                15,049              15,049
                                                                -----------         -------------        ------------
                                                                $ 8,195,933         $  14,638,712        $ 43,565,873
                                                                ===========         =============        ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current portion of long-term debt.........................   $   369,254         $     764,552        $    764,552
   Accounts payable...........................................      218,156               301,023             301,023
   Accrued compensation.......................................      369,294               191,318             191,318
   Other accrued expenses.....................................       98,587               297,605              97,605
   Deferred revenue...........................................           --                41,667              41,667
                                                                -----------         -------------        ------------
       Total current liabilities..............................    1,055,291             1,596,165           1,396,165
OTHER LIABILITIES.............................................       53,060                74,986              74,986
LONG-TERM DEBT................................................      736,035             1,234,527           1,234,527
COMMITMENTS (Note 10)
STOCKHOLDERS' EQUITY:
   Convertible preferred stock (liquidation preference of
       $25,629,004 at December 31, 1995)......................       44,762                57,802                  --
     Common stock, $.01 par value, 30,000,000 shares
        authorized; 2,523,250 and 3,145,256 shares issued and
        outstanding, actual, 8,143,458 shares issued and
        outstanding, pro forma................................       25,232                31,453              81,435
     Additional paid-in capital...............................   20,597,026            31,385,927          60,520,908
     Deferred compensation....................................           --              (359,900)           (359,900)
     Deficit accumulated during the development stage.........  (14,315,473)          (19,382,248)        (19,382,248)
                                                                -----------         -------------        ------------
       Total stockholders' equity.............................    6,351,547            11,733,034          40,860,195
                                                                -----------         -------------        ------------
                                                                $ 8,195,933         $  14,638,712       $  43,565,873
                                                                ===========         =============       =============

        The accompanying notes are an integral part of these statements.

                            NEOSE TECHNOLOGIES, INC.
                          (a development-stage company)

                            STATEMENTS OF OPERATIONS

                                                                                                   Period from
                                                                                                    Inception
                                                           Year Ended December 31,              (January 17, 1989)
                                                  ----------------------------------------        to December 31,
                                                   1993             1994             1995             1995
                                                  -------          ------           ------           ------

REVENUES FROM COLLABORATIVE
   AGREEMENTS...............................    $ 2,600,000       $   47,500      $ 1,198,863     $   3,846,363
                                                -----------      -----------      -----------      ------------

OPERATING EXPENSES:

   Research and development.................      3,399,444        5,003,780        4,732,788        16,476,557

   General and administrative...............      1,576,864        1,318,884        1,665,320         6,688,728
                                                -----------      -----------      -----------      ------------

      Total operating expenses..............      4,976,308        6,322,664        6,398,108        23,165,285
                                                -----------      -----------      -----------      ------------


      Operating loss........................     (2,376,308)      (6,275,164)      (5,199,245)      (19,318,922)

INTEREST INCOME.............................         59,534          257,264          322,309           815,985

INTEREST EXPENSE............................       (106,143)        (194,349)        (189,839)         (879,311)
                                                -----------      -----------      -----------      ------------


NET LOSS....................................    $(2,422,917)     $(6,212,249)     $(5,066,775)     $(19,382,248)
                                                ===========      ===========      ===========      ============


PRO FORMA NET LOSS PER SHARE
    (unaudited)............................                                       $     (1.05)
                                                                                  ===========

SHARES USED IN COMPUTING PRO FORMA
    NET LOSS PER SHARE (unaudited).........                                        4,848,000
                                                                                  ===========















        The accompanying notes are an integral part of these statements.

                            NEOSE TECHNOLOGIES, INC.
                          (a development-stage company)

                       STATEMENTS OF STOCKHOLDERS' EQUITY




                                                                             Convertible
                                                                           Preferred Stock        Common Stock
                                                                           ---------------        ------------
                                                                          Shares     Amount    Shares      Amount
                                                                          ------     ------    ------      ------

BALANCE, JANUARY 17, 1989 (inception).......................                    --    $    --         --     $    --
  Initial issuance of common stock..........................                    --         --  1,302,000      13,020
  Shares issued for consulting and licensing................                    --         --    325,500       3,255
  Sale of common stock......................................                    --         --    133,334       1,333
  Shares issued pursuant to antidilutive
    agreements..............................................                    --         --      2,864          29
  Net loss..................................................                    --         --         --          --
                                                                        ----------    -------  ---------      ------
BALANCE, DECEMBER 31, 1990..................................                    --         --  1,763,698      17,637
  Sale of Series A preferred stock..........................               100,000      1,000         --          --
  Sale of Series B preferred stock..........................             1,416,695     14,167         --          --
  Sale of common stock......................................                    --         --    420,284       4,203
  Shares issued for consulting services.....................                    --         --      7,584          76
  Shares issued pursuant to antidilutive
    agreements..............................................                    --         --    137,193       1,372
  Capital contribution......................................                    --         --         --          --
  Dividends on Series A preferred stock.....................                    --         --         --          --
  Net loss..................................................                    --         --         --          --
                                                                        ----------    -------  ---------      ------
BALANCE, DECEMBER 31, 1991..................................             1,516,695     15,167  2,328,759      23,288
  Shares issued pursuant to exercise of
    stock options...........................................                    --         --      8,334          83
  Sale of Series C preferred stock..........................               235,295      2,353         --          --
  Sale of Series D preferred stock..........................                25,000        250         --          --
  Shares issued pursuant to redemption of
    notes payable...........................................                    --         --     24,120         241
  Exercise of stock warrants pursuant to redemption of
    notes payable...........................................                    --         --     83,339         833
  Shares issued pursuant to exercise of warrants............                    --         --     12,501         125
  Dividends on Series A preferred stock.....................                    --         --         --          --
  Sale of common stock......................................                    --         --     16,989         170
  Amortization of deferred compensation.....................                    --         --         --          --
  Net loss..................................................                    --         --         --          --
                                                                        ----------    -------  ---------      ------
BALANCE, DECEMBER 31, 1992..................................             1,776,990     17,770  2,474,042      24,740
  Sale of Series D preferred stock..........................               250,000      2,500         --          --
  Dividends on Series A preferred stock.....................                    --         --         --          --
  Shares issued to the University of Pennsylvania...........                    --         --      3,482          35
  Shares issued to Series A preferred stockholder in lieu of
    cash dividends..........................................                    --         --        924           9
  Amortization of deferred compensation.....................                    --         --         --          --
  Net loss..................................................                    --         --         --          --
                                                                        ----------    -------  ---------      ------
BALANCE, DECEMBER 31, 1993..................................             2,026,990     20,270  2,478,448      24,784
  Sales of Series D preferred stock.........................               250,000      2,500         --          --
  Shares issued pursuant to exercise of stock options.......                    --         --     35,328         353
  Sale of Series E preferred stock..........................             2,199,238     21,992         --          --
  Dividends on Series A preferred stock.....................                    --         --         --          --
  Shares issued to Series A preferred stockholder in lieu of
    cash dividends..........................................                    --         --      9,474          95
  Net loss..................................................                    --         --         --          --
                                                                        ----------    -------  ---------      ------
BALANCE, DECEMBER 31, 1994..................................             4,476,228     44,762  2,523,250      25,232
  Sale of Series F preferred stock..........................             2,720,656     27,207         --          --
  Dividends on Series A preferred stock.....................                    --         --         --          --
  Shares issued to Series A preferred stockholder in lieu of
    cash dividends..........................................                    --         --      3,158          32
  Shares issued pursuant to exercise of stock options.......                    --         --     15,638         156
  Shares issued to employees in lieu of cash compensation...                    --         --      7,810          78
  Shares issued pursuant to exercise of warrants............                    --         --     99,751         998
  Deferred compensation related to grant of stock options...                    --         --         --          --
  Shares issued to stockholder in connection with the
    offering................................................                    --         --     23,400         234
  Conversion of Series B preferred stock into common
    stock...................................................            (1,416,695)   (14,167)   472,249       4,723
  Net loss..................................................                    --         --         --          --
                                                                        ----------    -------  ---------      ------
BALANCE, DECEMBER 31, 1995..................................             5,780,189     57,802  3,145,256     $31,453
                                                                        ==========    =======  =========     =======
PRO FORMA BALANCE, December 31, 1995
  (Note 2) (Unaudited)......................................                    --    $    --  8,143,458     $81,435
                                                                        ==========    =======  =========     =======




                                                                                                   Deficit
                                                                                                 Accumulated
                                                                       Additional                 During the       Total
                                                                        Paid-in      Deferred    Development  Stockholders'
                                                                        Capital    Compensation      Stage       Equity
                                                                        -------    ------------      -----       ------

BALANCE, JANUARY 17, 1989 (inception).......................              $      -- $        --   $         --   $        --
  Initial issuance of common stock..........................                 (3,020)         --             --        10,000
  Shares issued for consulting and licensing................                 (1,255)         --             --         2,000
  Sale of common stock......................................                  1,267          --             --         2,600
  Shares issued pursuant to antidilutive
    agreements..............................................                    (29)         --             --            --
  Net loss..................................................                     --          --       (460,307)     (460,307)
                                                                        -----------   ---------   ------------   -----------
BALANCE, DECEMBER 31, 1990..................................                 (3,037)         --       (460,307)     (445,707)
  Sale of Series A preferred stock..........................                269,000          --             --       270,000
  Sale of Series B preferred stock..........................              4,195,952          --             --     4,210,119
  Sale of common stock......................................                 33,619      (7,264)            --        30,558
  Shares issued for consulting services.....................                    606          --             --           682
  Shares issued pursuant to antidilutive                                     (1,372)         --             --            --
    agreements..............................................                  9,971          --             --         9,971
  Capital contribution......................................                (18,000)         --             --       (18,000)
  Dividends on Series A preferred stock.....................                                 --
  Net loss..................................................                     --          --     (1,865,026)   (1,865,026)
                                                                        -----------   ---------   ------------   -----------
BALANCE, DECEMBER 31, 1991..................................              4,486,739      (7,264)    (2,325,333)    2,192,597
  Shares issued pursuant to exercise of
    stock options...........................................                 16,167          --             --        16,250
  Sale of Series C preferred stock..........................              1,847,647          --             --     1,850,000
  Sale of Series D preferred stock..........................                199,750          --             --       200,000
  Shares issued pursuant to redemption of
    notes payable...........................................                462,165          --             --       462,406
  Exercise of stock warrants pursuant to redemption of
    notes payable...........................................                220,609          --             --       221,442
  Shares issued pursuant to exercise of warrants............                 34,562          --             --        34,687
  Dividends on Series A preferred stock.....................                (36,000)         --             --       (36,000)
  Sale of common stock......................................                295,458          --             --       295,628
  Amortization of deferred compensation.....................                     --       4,843             --         4,843
  Net loss..................................................                     --          --     (3,354,974)   (3,354,974)
                                                                        -----------   ---------   ------------   -----------
BALANCE, DECEMBER 31, 1992..................................              7,527,097      (2,421)    (5,680,307)    1,886,879
  Sale of Series D preferred stock..........................              1,997,500          --             --     2,000,000
  Dividends on Series A preferred stock.....................                (36,000)         --             --       (36,000)
  Shares issued to the University of Pennsylvania...........                    (35)         --             --            --
  Shares issued to Series A preferred stockholder in lieu of
    cash dividends..........................................                 17,991          --             --        18,000
  Amortization of deferred compensation.....................                     --       2,421             --         2,421
  Net loss..................................................                     --          --     (2,422,917)   (2,422,917)
                                                                        -----------   ---------   ------------   -----------
BALANCE, DECEMBER 31, 1993..................................              9,506,553          --     (8,103,224)    1,448,383
  Sales of Series D preferred stock.........................              1,997,500          --             --     2,000,000
  Shares issued pursuant to exercise of stock options.......                 13,713          --             --        14,066
  Sale of Series E preferred stock..........................              9,043,355          --             --     9,065,347
  Dividends on Series A preferred stock.....................                (18,000)         --             --       (18,000)
  Shares issued to Series A preferred stockholder in lieu of
    cash dividends..........................................                 53,905          --             --        54,000
  Net loss..................................................                     --          --     (6,212,249)   (6,212,249)
                                                                        -----------   ---------   ------------   -----------
BALANCE, DECEMBER 31, 1994..................................             20,597,026          --    (14,315,473)    6,351,547
  Sale of Series F preferred stock..........................             10,064,668          --             --    10,091,875
  Dividends on Series A preferred stock.....................                (36,000)         --             --       (36,000)
  Shares issued to Series A preferred stockholder in lieu of
    cash dividends..........................................                 17,968          --             --        18,000
  Shares issued pursuant to exercise of stock options.......                 30,525          --             --        30,681
  Shares issued to employees in lieu of cash compensation...                 44,395          --             --        44,473
  Shares issued pursuant to exercise of warrants............                298,235          --             --       299,233
  Deferred compensation related to grant of stock options...                359,900    (359,900)            --            --
  Shares issued to stockholder in connection with the
    offering................................................                   (234)         --             --            --
  Conversion of Series B preferred stock into common
    stock...................................................                  9,444          --             --            --
  Net loss..................................................                     --          --     (5,066,775)   (5,066,775)
                                                                        -----------   ---------   ------------   -----------
BALANCE, DECEMBER 31, 1995..................................            $31,385,927   $(359,900)  $(19,382,248)  $11,733,034
                                                                        ===========   =========   ============   ===========
PRO FORMA BALANCE, December 31, 1995
  (Note 2) (Unaudited)......................................            $60,520,908   $(359,900)  $(19,382,248)  $40,860,195
                                                                        ===========   =========    ============   ===========

        The accompanying notes are an integral part of these statements.

                            NEOSE TECHNOLOGIES, INC.
                          (a development-stage company)

                            STATEMENTS OF CASH FLOWS


                                                                                                                       Period from
                                                                                                                        Inception
                                                                                                                      (January 17,
                                                                             Year Ended December 31,                      1989)
                                                                 ------------------------------------------------    to December 31,
                                                                     1993              1994              1995              1995
                                                                 ------------      ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss .................................................     $ (2,422,917)     $ (6,212,249)     $ (5,066,775)     $(19,382,248)

  Adjustments to reconcile net loss to cash used in operating activities--

    Depreciation and amortization ..........................          194,454           309,303           389,331         1,175,595

    Common stock issued for consulting, licensing and
     other non-cash charges ................................             --                --                --              25,762

    Compensation expense exchanged for
     common stock ..........................................            2,421              --                --              12,107

    Other, net .............................................             --                --                --              (2,907)

    Changes in operating assets and liabilities--

         Restricted funds ..................................          197,338          (112,466)          351,753          (221,366)

         Prepaid expenses and other ........................          (14,169)          (20,686)          (62,030)         (118,681)

         Other assets ......................................            1,500               416           (11,649)          (15,049)

         Accounts payable ..................................          145,926          (112,219)           82,868           301,024

         Accrued compensation ..............................          219,418           149,876          (135,880)           13,996

         Other accrued expenses ............................          (32,754)           84,794           201,394           519,399

         Deferred revenue ..................................             --                --              41,667            41,667

         Other liabilities .................................          186,666          (133,606)           21,926            74,986
                                                                 ------------      ------------      ------------      ------------

         Net cash used in operating activities .............       (1,522,117)       (6,046,837)       (4,187,395)      (17,575,715)
                                                                 ------------      ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchases of property and equipment ......................         (490,894)         (975,175)         (875,010)       (3,103,307)

  Purchase of short-term investments .......................             --                --                --          (3,177,000)

  Proceeds from sale of short-term investments .............             --                --                --           3,177,000

  Proceeds from sale-leaseback of equipment ................             --                --           1,382,027         1,382,027
                                                                 ------------      ------------      ------------      ------------

    Net cash provided by (used in) investing
     activities ............................................         (490,894)         (975,175)          507,017        (1,721,280)
                                                                 ------------      ------------      ------------      ------------

                                   (Continued)

                            NEOSE TECHNOLOGIES, INC.
                          (a development-stage company)

                            STATEMENTS OF CASH FLOWS
                                   (Continued)



                                                                                                                       Period from
                                                                                                                        Inception
                                                                                                                      (January 17,
                                                                             Year Ended December 31,                      1989)
                                                                 ------------------------------------------------    to December 31,
                                                                     1993              1994              1995              1995
                                                                 ------------      ------------      ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Proceeds from the issuance of notes ..........................    $       --       $       --       $       --       $  1,225,000

  Repayment of notes payable ...................................        (150,000)            --               --           (565,250)

  Proceeds from issuance of short-term debt ....................            --               --               --            290,000

  Repayment of short-term debt .................................            --               --               --           (290,000)

  Proceeds from issuance of long-term debt .....................       1,010,869          100,000             --          1,110,869

  Repayment of long-term debt ..................................        (167,943)        (294,324)        (488,237)        (998,267)

  Proceeds from issuance of preferred stock,
    net ........................................................       2,000,000       11,065,347       10,091,875       29,687,341

  Proceeds from issuance of common stock, net ..................            --               --               --            320,835

  Proceeds from exercise of warrants, net ......................            --               --            299,233          333,920

  Proceeds from exercise of stock options ......................            --             14,066           30,681           60,997

  Dividends paid ...............................................            --               --            (18,000)         (54,000)

  Issuance costs resulting from conversion of notes to
    common stock ...............................................            --               --               --            (36,402)

  Deferred financing costs .....................................            --               --           (409,003)        (599,047)
                                                                    ------------     ------------     ------------     ------------

    Net cash provided by financing activities ..................       2,692,926       10,885,089        9,506,549       30,485,996
                                                                    ------------     ------------     ------------     ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS ......................         679,915        3,863,077        5,826,171       11,189,001

CASH AND CASH EQUIVALENTS, BEGINNING OF
   PERIOD ......................................................         819,838        1,499,753        5,362,830             --
                                                                    ------------     ------------     ------------     ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD .......................    $  1,499,753     $  5,362,830     $ 11,189,001     $ 11,189,001
                                                                    ============     ============     ============     ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:

 Cash paid for interest .......................................     $   128,643      $   158,575      $    200,008     $    793,193
                                                                    ============     ============     ============     ============

  Noncash financing activities--

    Issuance of common stock for dividends .....................    $     18,000     $     54,000     $     18,000     $     90,000
                                                                    ============     ============     ============     ============


    Issuance of common stock to employees in lieu of cash
      compensation .............................................    $       --       $       --       $     44,473     $     44,473
                                                                    ============     ============     ============     ============




        The accompanying notes are an integral part of these statements.

                            NEOSE TECHNOLOGIES, INC.
                          (a development-stage company)

                          NOTES TO FINANCIAL STATEMENTS

1.  BACKGROUND:

    Neose Technologies, Inc., a development-stage company, formerly Neose Pharmaceuticals, Inc. (the Company), is focused on the enzymatic synthesis of complex carbohydrates and discovers and develops complex carbohydrates for nutritional and pharmaceutical uses. The Company's products in development include breast milk oligosaccharide additives to infant formula, and pharmaceuticals to treat gastrointestinal and respiratory infections, and to prevent xenotransplant rejection. The Company has developed proprietary technologies that it believes enables, for the first time, the rapid and cost-efficient production of naturally occurring oligosaccharides.

    The Company was incorporated in January 1989, and commenced operations in August 1990. Since its inception, the Company has derived substantially all of its revenues from its strategic alliance with Abbott Laboratories (Note 4); no product revenues have been generated to date. The Company has incurred losses since its inception. The Company anticipates incurring additional losses over at least the next several years and such losses are expected to increase as the Company expands its research and development activities. Substantial financing will be needed by the Company to fund its operations and to commercially develop its products. There is no assurance that such financing will be available when needed. Operations of the Company are subject to certain risks and uncertainties including, among others, uncertainty of product development, technological uncertainty, dependence on Abbott Laboratories and other collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, no commercial manufacturing, marketing, or sales capability or experience, limited clinical trial experience, and dependence on key personnel.

2.  UNAUDITED PRO FORMA TRANSACTIONS:

    In connection with the initial public offering of 2,587,500 shares of the Company's common stock (the Offering), all outstanding shares of Series A, C, D, E, and F Convertible Preferred Stock converted into 2,410,702 shares of common stock.

    The unaudited pro forma balance sheet reflects (i) net proceeds of $29,127,161 received from the Offering and (ii) the conversion of all outstanding shares of convertible preferred stock as if these transactions had occurred as of December 31, 1995.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    Cash and Cash Equivalents

    The Company considers all highly liquid investments consisting of purchases with an original maturity of three months or less to be cash equivalents. Cash equivalents at December 31, 1995 consist of $10,114,000 of overnight repurchase agreements secured by United States Treasury Notes.

    Property and Equipment

    Property and equipment are stated at cost. Property and equipment capitalized under capital leases are recorded at the present value of the minimum lease payments due over the lease term. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets or the lease term, whichever is shorter. The Company uses lives of two to seven years for office, research, and manufacturing equipment.

                            NEOSE TECHNOLOGIES, INC.
                          (a development-stage company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (Continued)

    Research and Development

    Research and development costs are charged to expense as incurred.

    Income Taxes

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," the objective of which is to recognize the amount of current and deferred income taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the financial statements as measured by enacted tax laws.

    At December 31, 1995, the Company has net operating loss carryforwards for federal income tax purposes of approximately $5,953,000. In addition, the Company has federal research and development credit carryforwards of approximately $561,000. The net operating loss and credit carryforwards begin to expire in 2004 and are subject to review and possible adjustment by the Internal Revenue Service. The Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards available to be used in any given year in the event of significant changes in ownership interest.

    The approximate income tax effect of each type of temporary difference and carryforward is as follows:

                                                                                                December 31,
                                                                                                ------------
                                                                                          1994                 1995
                                                                                          ----                 ----

Net operating loss carryforwards..............................................          $1,569,788           $2,024,094
Research and development credit carryforwards.................................             454,727              561,058
Start-up costs................................................................           1,487,248            2,027,935
Capitalized research and development..........................................           1,497,947            2,109,947
Deferred revenue..............................................................                  --               14,167
Nondeductible accruals........................................................              38,284                   --
Nondeductible depreciation and amortization...................................             265,395              397,768
Deferred rent.................................................................              18,040               25,495
Valuation allowance...........................................................          (5,331,429)          (7,160,464)
                                                                                       -----------          -----------
                                                                                       $   --               $    --
                                                                                       ===========          ===========


    Due to the uncertainty surrounding the realization of the deferred tax asset, the Company has provided a full valuation allowance against this amount.

    Revenue Recognition

    The Company records revenue from collaborative agreements when the specified services are performed or ratably over the respective terms of the agreements.

    Pro Forma Net Loss Per Share (unaudited)

    Pro forma net loss per share was calculated by dividing the net loss by the weighted average number of common shares outstanding for the respective periods adjusted for the dilutive effect of common stock equivalents which consist of stock options and warrants, using the treasury stock method. Pursuant to the requirements of the Securities and Exchange Commission, common stock issued by the Company during the twelve months immediately preceding the initial public offering has been included in the calculation of the shares used in computing net loss per share as

                            NEOSE TECHNOLOGIES, INC.
                          (a development-stage company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: -- (Continued)

if it was outstanding for all periods presented (using the treasury stock method and an initial public offering price of $12.50 per share). Pursuant to the policy of the staff of the Securities and Exchange Commission, the calculation of shares used in computing pro forma net loss per share also includes all shares of convertible preferred stock which will convert into shares of common stock immediately prior to the closing of the Offering as if they were converted to common stock on their original dates of issuance. Historical earnings per share information has not been disclosed because of the conversion of all outstanding shares of preferred stock into shares of common stock (Note 2).

    New Accounting Pronouncements

    The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The Company is required to adopt this standard for the year ending December 31, 1996. The Company has elected to adopt the disclosure requirement of this pronouncement. The adoption of this pronouncement will have no impact on the Company's statements of operations.

    Recapitalization

    In December, 1995, the Company's stockholders approved the following actions to become effective upon the closing of the Offering: (i) a one-for-three reverse stock split of the Company's common shares, (ii) a change in the number of authorized shares of common stock and preferred stock to 30,000,000 and 5,000,000, respectively, and (iii) a change in the par value of common stock to $.01 per share. All references in the financial statements to the number of common shares, per share amounts, and stock options and warrants exercisable into common stock have been retroactively restated to reflect these changes.

4. AGREEMENTS WITH ABBOTT LABORATORIES:

    The Company and Abbott Laboratories (Abbott) entered into collaborative agreements (the Abbott Agreements) to develop breast milk oligosaccharides as additives to infant formula and other nutritional products. Abbott has manufacturing rights and further manufacturing development responsibilities for the nutritional additives. Under this strategic alliance, the Company has received approximately $3.7 million in contract payments, license fees, and milestone payments through December 31, 1995. In addition, the Company is to receive $1.5 million in three equal installments in January and July 1996, and January 1997, and $5.0 million within 60 days of the first commercial sale, if any, of infant formula containing the Company's nutritional additive. Abbott will manufacture the nutritional additive for its own use and has agreed to pay the Company ongoing fees based on the dry weight of the infant formula sold containing the nutritional additive. The Company is required to credit $3.75 million of the license fees against the ongoing fees in equal amounts over four years. In addition, Abbott has agreed to renegotiate the fees due the Company on the sale of products containing the nutritional additive in any case where the Company has made a contribution that both parties agree will result in a substantial commercial advantage. Abbott may, at any time prior to the first commercial sale, if any, of infant formula containing the Company's nutritional additive, elect to make its license agreement non-exclusive, in which event the license fees payable by Abbott after commercialization would be reduced by 50% and Abbott's obligations to make contract and milestone payments, including the July 1996 and January 1997 payments and the $5.0 million milestone payment would be terminated. Abbott also has the right to cancel the underlying license agreement upon 60 days' written notice and return the technology, in which event it would have no further funding obligations to the Company. The Company anticipates that its manufacturing arrangement with Abbott will assist the Company in developing its own manufacturing capability. As part of the strategic alliance, in January 1993 and April 1994 Abbott invested an aggregate of $4.0 million to acquire 500,000 shares of the Company's Series D Preferred Stock at $8.00 per share.

    During 1995, Abbott made contractual payments to the Company under the Agreements totaling $1,000,000. In addition, Abbott purchased raw materials from the Company for $105,000 which was included in revenue for the year ended December 31, 1995.

                            NEOSE TECHNOLOGIES, INC.
                          (a development-stage company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

5.  PROPERTY AND EQUIPMENT:

                                                                                                December 31,
                                                                                                ------------
                                                                                          1994                 1995
                                                                                          ----                 ----
Research equipment............................................................          $1,138,253           $1,413,646
Leasehold improvements........................................................             731,504            1,447,100
Construction in progress......................................................             220,709                   --
Manufacturing equipment.......................................................             532,554              601,950
Computer and office equipment.................................................             173,134              208,469
                                                                                        ----------           ----------
                                                                                         2,796,154            3,671,165
Less-- Accumulated depreciation and amortization..............................            (596,221)            (985,552)
                                                                                        ----------           ----------
                                                                                        $2,199,933           $2,685,613
                                                                                        ==========           ==========



    Depreciation and amortization expense was $194,454, $309,303, and $389,331 for the years ended December 31, 1993, 1994, and 1995, respectively.

    During 1995, the Company financed certain property including leasehold improvements, manufacturing equipment and construction in progress, in accordance with the lease agreement described in Note 10. Total property and equipment under this capital lease is $1,382,027 at December 31, 1995. Amortization of assets recorded under the capital lease is included with depreciation. Title to this property is owned by the leasing company. In addition, other property and equipment totaling $1,116,869 are pledged as collateral for equipment loans (Note 6).

6.  LONG-TERM DEBT:

                                                                                                December 31,
                                                                                                ------------
                                                                                          1994                 1995
                                                                                          ----                 ----

Tenant improvement loan due to landlord, interest at 10%, monthly
  principal and interest payments of $10,858 through April 1997...............        $  270,169            $  162,018
Equipment loan due to a finance company, interest at 15.5%, monthly principal and interest payments for 48 months subsequent to each
  drawdown of funds...........................................................           739,550               496,729
Equipment loan due to a municipal development corporation, interest at
  5%, monthly principal and interest payments of $1,887 through
  September 1999..............................................................            95,570                77,288
Capital lease obligation (Note 10)............................................           --                  1,263,044
                                                                                      ----------            ----------
                                                                                       1,105,289             1,999,079
Less-- Current portion........................................................          (369,254)             (764,552)
                                                                                      ----------            ----------
                                                                                      $  736,035            $1,234,527
                                                                                      ==========            ==========



    The Company entered into a Master Equipment Loan (Equipment Loan) with a finance company. As of December 31, 1995, $1,010,869 had been borrowed. In connection with the Equipment Loan, the Company granted the finance company warrants to purchase 16,668 and 7,072 shares of common stock at $19.50 and $14.85 per share, respectively (Note 9).

    In 1991, the Company issued $1,225,000 in subordinated notes, with warrants to purchase 204,180 shares of common stock at $3.00 per share. In 1992 and 1993, the Company redeemed the subordinated notes and accrued interest of $183,750 with the Company's common stock or with cash, at the election of the holder. This redemption resulted in the issuance of 107,459 shares of common stock and the payment of $688,500. During 1995, 99,751 warrants were exercised and 8,589 warrants expired.

                            NEOSE TECHNOLOGIES, INC.
                          (a development-stage company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

6.  LONG-TERM DEBT: -- (Continued)

    Minimum principal repayments of long-term debt as of December 31, 1995, excluding capitalized lease obligations, are as follows:

                  1996......................................    $421,971
                  1997 .....................................     273,994
                  1998......................................      23,436
                  1999......................................      16,634
                                                                --------
                                                                $736,035
                                                                ========

7. CONVERTIBLE PREFERRED STOCK:

    As of December 31, 1995, the authorized and outstanding convertible preferred stock series and their principal terms are as follows:


                                                                  Equivalent
                                                                  Number of
                           Shares              Shares             Shares of           Par Value       Additional Paid-in
      Series             Authorized         Outstanding          Common Stock      ($.01 per share)         Capital
      ------             ----------         -----------          ------------      ----------------        --------

        A                     100,000             100,000               33,334          $      333          $   269,667
        B                   1,900,000                  --                   --                  --                   --
        C                     400,000             235,295               78,432                 784            1,849,216
        D                     600,000             525,000              175,002               1,749            4,198,251
        E                   2,500,000           2,199,238            1,216,959               7,331            9,058,016
        F                   3,750,000           2,720,656              906,975               9,070           10,082,805
                            ---------           ---------            ---------          ----------          -----------
                            9,250,000           5,780,189            2,410,702          $   19,267          $25,457,955
                            =========           =========            =========          ==========          ===========



    In June 1991, the Company issued 100,000 shares of its Series A 12% Cumulative Convertible Preferred Stock (Series A) for $3.00 per share with net proceeds to the Company of $270,000. In August 1991, the Company issued 1,416,695 shares of its Series B Convertible Preferred Stock (Series B) for $3.00 per share with net proceeds to the Company of $4,210,119. On December 7, 1995, the Company's net worth exceeded $10,000,000 resulting in the automatic conversion of all outstanding shares of Series B into 472,249 shares of common stock.

    In July 1992, the Company issued 235,295 shares of its Series C Convertible Preferred Stock (Series C) for $8.50 per share with net proceeds to the Company of $1,850,000. In August 1992, the Company issued 25,000 shares of its Series D Convertible Preferred Stock (Series D) for $8.00 per share with net proceeds to the Company of $200,000.

    In January 1993, the Company issued 250,000 shares of the Series D for $8.00 per share with net proceeds to the Company of $2,000,000. In April 1994, the Company issued an additional 250,000 shares of the Series D for $8.00 per share with net proceeds to the Company of $2,000,000.

    From April through July 1994, the Company issued 2,199,238 shares of its Series E Convertible Preferred Stock (Series E) for $4.75 per share with net proceeds to the Company of $9,065,347. In connection with the issuance of the Series E, the Company issued warrants to the placement agent to purchase 216,780 shares of Series E at $5.23 per share (Notes 9 and 12).

    From July through December 1995, the Company issued 2,720,656 shares of its Series F Convertible Preferred Stock (Series F) for $4.00 per share with net proceeds to the Company of $10,091,875.

                            NEOSE TECHNOLOGIES, INC.
                          (a development-stage company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


7.  CONVERTIBLE PREFERRED STOCK: -- (Continued)

    The Series A, Series C, Series D, Series E, and Series F Preferred Stock (together, the Preferred Stock) have voting rights equivalent to the number of shares of common stock into which they are convertible. The Preferred Stock is convertible at the option of the preferred stockholders at any time into common stock of the Company at a conversion ratio of one-for-.33, except for the Series E for which each share converts into .55 shares of common stock. In addition, the Preferred Stock converts automatically into common stock upon the closing of an initial public offering (IPO). The conversion ratio for the Series A is subject to adjustment if the IPO price is less than $9.00 per share.

    The Series A has a liquidation preference equal to $1.00 per share plus any accrued and unpaid dividends. The Series C, Series D, Series E, and Series F have liquidation preferences equal to their respective issuance prices.

    The annual dividend rate for the Series A is $.36 per share, payable semiannually, either in cash or in shares of the Company's common stock, at the option of the Company, on a cumulative basis. The Series C, Series D, Series E, and Series F stockholders are entitled to receive dividends at the discretion of the Board of Directors; provided, however, that no dividends may be declared or paid on common stock unless dividends have been previously declared and set aside for payment on the Series C, Series D, Series E, and Series F.

8.  COMMON STOCK:

    In November 1992, the Company sold 16,989 shares of common stock, at $19.50 per share, less issuance costs of $35,625.

    In November 1992, the Company issued 24,120 shares of common stock at $19.50 per share, less conversion costs of $7,837, pursuant to the redemption of previously issued subordinated notes (Note 6). In addition, 83,339 shares of common stock were issued at an exercise price of $3.00 per share, less conversion costs of $31,371, pursuant to the exercise of warrants by the noteholders.

    During the year ended December 31, 1995, 99,751 shares of common stock were issued at an exercise price of $3.00 per share, pursuant to the exercise of warrants by the noteholders, 7,810 shares of common stock were issued at fair market value of $5.70 per share as payment for bonuses and other compensation, and 23,400 shares of common stock were issued to a stockholder in connection with the Offering. The deemed value of the shares for accounting purposes will be recorded as Offering costs. On December 7, 1995, the Company's net worth exceeded $10,000,000 resulting in the automatic conversion of all outstanding shares of Series B into 472,249 shares of common stock.

9.  STOCK OPTIONS AND WARRANTS:

    Stock Options

    The Company has three Stock Option Plans, the 1991, 1992, and 1995 Plans, under which maximums of 250,000, 333,333 and 933,333 options, respectively, may be granted at prices not less than 100% of the fair market value of the Company's common stock on the date of grant as determined by the Board of Directors. The 1995 Stock Option Plan (the Plan) incorporates the two predecessor plans and provides for the granting of both incentive stock options and non-qualified stock options to employees, officers, directors, and consultants of the Company as well as issuing shares of common stock directly either through the immediate purchase of shares or as a bonus tied to the individual's performance or the Company's attainment of prescribed milestones. In addition, the Plan includes stock appreciation rights to be provided at the Plan Administrator's discretion. The stock options

                            NEOSE TECHNOLOGIES, INC.
                          (a development-stage company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)


9. STOCK OPTIONS AND WARRANTS: -- (Continued)

are exercisable over a period determined by the Board of Directors, but no longer than ten years after the date of grant. Information with respect to options under the above plans is as follows:

                                                                                           Options Outstanding
                                                                          ---------------------------------------------------------
                                                 Available                                         Price                Aggregate
                                                 for Grant                 Shares                Per Share                Price
                                                 ---------                 ------                ---------                -----
Balance, December 31, 1992..............          191,307                 383,692               $   .09 - 19.50       $1,481,128
  Granted...............................         (119,659)                119,659                   .90 - 19.50          392,887
  Canceled..............................           43,832                 (43,832)                 1.95 - 19.50         (476,989)
                                                                          -------                            --       ----------
Balance, December 31, 1993..............          115,480                 459,519                   .09 -  9.00        1,397,026
  Granted...............................         (201,750)                201,750                   .09 -  5.70          810,338
  Exercised.............................             --                   (35,328)                  .09 -  5.70          (14,066)
  Canceled..............................          113,895                (113,895)                  .90 -  3.75         (321,467)
                                                 --------                --------                                     ----------
Balance, December 31, 1994..............           27,625                 512,046                   .09 -  9.00        1,871,831
  Authorized............................          933,333                      --                            --               --
  Granted...............................         (349,644)                349,644                  5.70 - 12.54        3,559,636
  Granted outside the Plan..............               --                  69,998                 13.80 - 24.84        1,255,756
  Exercised.............................               --                 (15,638)                  .09 -  9.00          (30,681)
  Canceled..............................            5,389                  (5,389)                  .09 -  9.00          (21,439)
                                                 --------                --------                                     ----------
Balance, December 31, 1995..............          616,703                 910,661               $  . 09 - 24.84       $6,635,103
                                                  =======                ========                                     ==========



    As of December 31, 1995, 298,630 options were exercisable at prices ranging from $.09 to $9.00 per share. At December 31, 1995, the aggregate exercise price of these options was $1,150,815.

    During 1995, options were granted outside of the Plan for 69,998 shares of Common Stock at a weighted average exercise price of $17.94 per share. In December 1995, the Company issued options to employees and recorded deferred compensation of $359,900 for the difference between the deemed value for accounting purposes per share and the exercise price per share and will amortize the deferred compensation amount over the four-year vesting period.

                            NEOSE TECHNOLOGIES, INC.
                          (a development-stage company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

9.  STOCK OPTIONS AND WARRANTS: -- (Continued)

    Stock Warrants

    The following table summarizes outstanding warrants at December 31, 1995. All warrants are currently exercisable and the exercise price is subject to adjustment as set forth in the warrant agreement.


                                                     Equivalent
                                                      Number of
       Type of               Outstanding              Shares of         Exercise
      Warrants                Warrants              Common Stock          Price          Issuance Date           Expiration Date
- --------------------   ----------------------    -------------------   -----------  ----------------------   -------------------
Common stock........               16,668                  16,668        $19.50         June 30, 1993             June 30, 1998
Common stock........                7,072                   7,072         14.85       February 16, 1994         February 16, 1999
Series E............              216,780                 119,961          5.23         July 31, 1994             July 31, 1999
Common stock........               10,527                  10,527         14.25         June 30, 1995             June 30, 2002
                                                          -------
                                                          154,228
                                                          =======



 10. COMMITMENTS:

 Agreements with the University of Pennsylvania:

     License Agreement

     In 1990, the Company entered into an agreement whereby the University of Pennsylvania (Penn) granted to the Company an exclusive license to use Penn's patent rights and technology to produce certain products. In consideration, the Company issued common stock to Penn pursuant to a Stock Purchase Agreement (see below). In addition, the Company is required to pay Penn royalties based on sales of applicable products. The Company is also required to reimburse Penn for all reasonable fees incident to the acquisition and maintenance of Penn's patent rights. The Company paid $89,530, $70,979 and $21,469, in patent-related fees on Penn's behalf for the years ended December 31, 1993, 1994, and 1995, respectively. This agreement will terminate upon the expiration of the patent rights.

     Stock Purchase Agreement

     Under the Stock Purchase Agreement, the Company in 1991 issued Penn 147,063 shares of the Company's common stock related to the license agreement and for consulting services.

     Sponsored Research Agreement

     The Company had an agreement with Penn to support research and development activities relating to oligosaccharides. This agreement expired in 1992. Under the agreement, the Company paid Penn research grants of $206,000 in 1992.

  Agreement with Bracco Research U.S.A., Inc.:

     In September 1995, the Company entered into a collaborative research agreement with Bracco Research U.S.A., Inc. (Bracco). Under the terms of the agreement, the Company will supply Bracco with complex carbohydrates, which Bracco will attach to diagnostically active agents. The resulting new molecules will be tested and developed. In consideration, Bracco committed to six semiannual payments to Neose in the amount of $125,000, for a total of $750,000. The Company recognized $83,333 of revenue under this agreement for the year ended December 31, 1995.

                            NEOSE TECHNOLOGIES, INC.
                          (a development-stage company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

10.  COMMITMENTS: -- (Continued)

Employment Agreements

     In November 1994, the Company entered into a three-year employment agreement with its President and Chief Financial Officer which provides for certain annual base salaries and bonuses of up to 50% of base salary at the discretion of the Compensation Committee of the Board of Directors. In connection with this agreement, the Company granted options to purchase 100,000 shares of common stock at $5.70 per share, 20,000 of which vested immediately with the remainder vesting ratably over four years (Note 9).

     In April 1995, the Company entered into a one-year employment agreement with its Vice President of Drug Development. The employment agreement provides for an annual base salary and a bonus of up to 25% of base salary at the discretion of the Chief Executive Officer.

     Leases

     In January 1992, the Company entered into a ten-year operating lease for office and laboratory facilities effective May 1992. The lease includes escalation clauses and is cancelable by the Company after five or seven years. Pursuant to this lease, the Company is required to maintain an escrow balance which is reduced ratably over the lease term.

     In June 1995, the Company entered into a master equipment lease agreement with a finance company which provides for up to $1,500,000 in financing, of which $1,382,027 had been drawn as of December 31, 1995. In connection with the lease, the Company granted the lessor warrants to purchase 10,527 shares of common stock at $14.25 per share (Note 9).

     Future minimum lease payments under the Company's leases as of December 31, 1995 are as follows:

                                                           Operating               Capital
                                                             Leases                 Lease
                                                             ------                 -----
1996.............................................          $  310,277            $  527,382
1997.............................................             107,862               527,382
1998.............................................                  --               563,695
                                                           ----------            ----------
Total minimum lease payments.....................          $  418,139             1,618,459
                                                           ==========
Less -- Amount representing interest.............                                  (355,415)
                                                                                 ----------
Present value of future minimum lease                                             1,263,044
  payments.......................................
Less -- Current portion..........................                                  (342,581)
                                                                                  ---------
                                                                                  $ 920,463
                                                                                  =========



     Rent expense was $220,644, $322,275, and $309,249 for the years ended December 31, 1993, 1994 and 1995, respectively. In addition, the Company has recorded a deferred rent liability for escalating rent payments in future years of $74,986 at December 31, 1995.

11.  401(k) PLAN:

     The Company has a 401(k) Savings Plan (Plan) for employees. Employee contributions are voluntary and are determined on an individual basis with a maximum annual amount equal to the lesser of the maximum amount allowable under federal income tax regulations or 15% of the participant's compensation. The Company matches employee contributions up to specified limits. The Company contributed $28,300, $53,171, and $62,270 to the Plan for the years ended December 31, 1993, 1994, and 1995, respectively.

                            NEOSE TECHNOLOGIES, INC.
                          (a development-stage company)

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

12.  RELATED PARTY TRANSACTIONS:

     In 1994, the Company entered into an agreement with Paramount Capital, Inc. (Paramount) for the private placement of the Series E. The sole shareholder of Paramount is a member of the Company's Board of Directors. The Company paid $1,246,505 in commissions and expenses pursuant to the agreement. Additionally, Paramount received warrants to purchase 216,780 shares of the Company's Series E at $5.23 per share.

     In 1995, Paramount acted as a placement agent for a portion of the Series
F. The Company paid $425,247 in commissions to Paramount in the year ended December 31, 1995. In addition, in December 1995 the Company granted to an employee of Paramount options to purchase 49,999 shares of Common Stock at a weighted average exercise price of $17.94 per share, vesting in various amounts over five years, for financial advisory services.

     In February 1994, a member of the Company's Board of Directors advanced the Company $440,000 to fund the Company's restricted funds account held in escrow pursuant to the Company's facility lease. In April 1994, the Company repaid this balance.

                                  COMMON STOCK


    The Company's Common Stock is traded on the Nasdaq National Market under the symbol "NTEC." On April 30, 1996 the last reported sales price for the Company's Common Stock on the Nasdaq National Market was $21.875 per share and there were 473 record holders of Common Stock.

    The Company currently anticipates that it will retain all available funds for use in the operation of its business, and therefore does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. The Company paid to certain holders of its Preferred Stock cash dividends accrued thereon in the amount of $18,000 for the year ended December 31, 1995. The Company has not otherwise declared or paid cash dividends on its capital stock since 1992.


                      DESCRIPTION OF THE COMPANY'S BUSINESS

    Neose is focused on the enzymatic synthesis of complex carbohydrates (oligosaccharides), and discovers and develops complex carbohydrates for nutritional and pharmaceutical uses.

                             SELECTED FINANCIAL DATA


    The selected financial data set forth below as of and for the years ended December 31, 1991, 1992, 1993, 1994, and 1995, and for the period from inception (January 17, 1989) to December 31, 1995, have been derived from the Company's audited financial statements. The financial statements of the Company for each of the three years in the period ended December 31, 1995, and for the period from inception (January 17, 1989) to December 31, 1995, and the related balance sheets at December 31, 1994 and 1995 included elsewhere in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements of the Company and related notes thereto included elsewhere in this Annual Report.


                                                                                                                 Period from
                                                                                                                  Inception
                                                                    Year Ended December 31,                    (January 17, 1989)
                                                                    -----------------------                       to December 31,
                                                        1991       1992       1993        1994       1995             1995
                                                        ----       ----       ----        ----       ----             ----
                                                                (In thousands, except per share data)
Statement of Operations Data:
Revenue from collaborative agreements.............      $    --    $    --    $ 2,600     $    48    $ 1,199        $   3,846
                                                        -------    -------    -------     -------    -------    -------------

Operating expense:................................
       Research and development...................        1,055      1,941      3,399       5,004      4,733           16,476
       General and administrative.................          703      1,324      1,577       1,319      1,665            6,689
                                                        -------    -------    -------     -------    -------    -------------
       Total expenses.............................        1,758      3,265      4,976       6,323      6,398           23,165
                                                        -------    -------    -------     -------    -------    -------------

Interest income (expense), net....................         (107)       (90)       (47)         63        132              (63)
                                                       --------    -------    -------     -------    -------    -------------

Net loss...........................................     $(1,865)   $(3,355)   $(2,423)    $(6,212)   $(5,067)       $ (19,382)
                                                       ========    =======    =======     =======    =======    ==============

Pro forma net loss per share (1)...................                                                  $ (1.05)
                                                                                                     =======

   Shares used in computing pro forma net loss per
        share(1)...................................                                                    4,848
                                                                                                     =======



                                                                                       As of December 31,
                                                                   --------------------------------------------------
                                                                        1991       1992       1993       1994          1995
                                                                        ----       ----       ----       ----          ----
Balance Sheet Data:
Cash and cash equivalents.........................................  $  3,401     $  820   $  1,500    $ 5,363       $11,189
Total assets......................................................     3,537      2,743      3,534      8,196        14,639
Long-term debt....................................................        --        368      1,010        736         1,235
Convertible preferred stock.......................................        15         18         20         45            58
Deficit accumulated during the development stage..................    (2,325)    (5,680)    (8,103)   (14,315)      (19,382)
Total stockholders' equity........................................     2,193      1,887      1,448      6,352        11,733

(1)  See Note 3 of Notes to Financial Statements.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


       This Annual Report contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results could differ significantly from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Certain Factors Affecting Operations and Market Price of Securities" in the Company's Quarterly Report on Form 10-Q for the first fiscal quarter of 1996.

Overview

       Neose commenced operations in 1990, and has devoted substantially all of its resources to the development of its enzymatic synthesis technology, and to the discovery and development of complex carbohydrates for a variety of applications, including nutritional additives and pharmaceuticals. The Company does not anticipate receiving revenues from product sales for at least the next several years. The Company anticipates that its sources of revenue for the next several years will be payments under its strategic alliance with Abbott and other collaborative arrangements, license fees, payments from future strategic alliances and collaborative arrangements, if any, and interest income. Payments under strategic alliances and collaborative arrangements will be subject to significant fluctuation in both timing and amount. Therefore, the Company's results of operations for any period may not be comparable to the results of operations for any other period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

       The Company has incurred operating losses since its inception and, as of December 31, 1995, the Company had an accumulated deficit of approximately $19.4 million. The Company anticipates incurring additional operating losses over at least the next several years, and such losses are expected to increase as the Company expands its research and development programs, including preclinical studies and clinical trials for its pharmaceutical product candidates under development, and as the Company expands its manufacturing capabilities.

Results of Operations

Years Ended December, 31, 1995 and 1994

       Revenues from collaborative agreements increased to $1.2 million in 1995 from $48,000 in 1994 due to the timing and size of milestone payments and license fees received from Abbott.

       The Company's research and development expenses decreased to $4.7 million in 1995 from $5.0 million in 1994. The decrease was primarily attributable to a decrease in expenses connected with the Company's strategic alliance with Abbott resulting from the licensing in 1995 of certain manufacturing rights to Abbott, which was partially offset by increases in other research and development activities.

       General and administrative expenses increased to $1.7 million in 1995 from $1.3 million in 1994. The increase reflected additional management expenses associated with a general increase in the level of the Company's activities.

       Interest income increased to $322,000 in 1995 from $257,000 in 1994 due to higher average cash balances during 1995. Interest expense decreased to $190,000 in 1995 from $194,000 in 1994 due to slightly lower average loan balances during 1995.

Years Ended December 31, 1994 and 1993

       Revenues from collaborative agreements decreased to $48,000 in 1994 from $2.6 million in 1993 due to the timing of milestone payments received from Abbott.

       Research and development expenses increased to $5.0 million in 1994 from $3.4 million in 1993. The increase was primarily attributable to the hiring of additional research and development personnel, related increased purchases of laboratory supplies and services, and increased equipment depreciation and facilities expenses.

       General and administrative expenses decreased to $1.3 million in 1994 from $1.6 million in 1993, primarily due to the payment of a one-time bonus to the Company's former President and Chief Executive Officer in 1993, and the higher level of professional fees related to financing activities and the negotiation of the Company's strategic alliance with Abbott incurred in 1993.

       Interest income increased to $257,000 in 1994 from $60,000 in 1993 due to higher average cash balances during 1994. Interest expense increased to $194,000 in 1994 from $106,000 in 1993 due to expenses related to equipment financing transactions.

Liquidity and Capital Resources

       Since its inception, the Company has financed its operations through $30.0 million in aggregate net proceeds from the private placement of equity securities, including $10.1 million raised in the second half of 1995, and $4.2 million in contract payments, license fees, and milestone payments from Abbott. In addition, the Company completed its initial public offering in February and March 1996, resulting in net proceeds of $29.1 million to the Company. Abbott is obligated to make two additional payments of $500,000 to Neose in each of July 1996 and January 1997. Abbott may (a) at any time prior to the first commercial sale, if any, of infant formula containing the Company's nutritional additive, elect to make its license agreement non-exclusive, in which event the license fees payable by Abbott after commercialization would be reduced by 50% and Abbott's obligations to make contract and milestone payments, including the July 1996 and January 1997 payments and the $5.0 million milestone payment, would be terminated, or (b) elect to terminate the license agreement and return the licensed technology to Neose upon 60 days' notice, in which event it would have no further funding obligation to the Company, including no obligation to make the July 1996 and January 1997 payments and the $5.0 million milestone payment.

       The Company has entered into a capital lease agreement with an equipment finance company that provides for up to $1.5 million of financing, of which approximately $1.4 million had been drawn on as of December 31, 1995.

       As of December 31, 1995, the Company had cash and cash equivalents of $11.2 million compared to $5.4 million at December 31, 1994. This increase primarily consisted of $10.1 million raised through the private placement of Series F Stock partially offset by $4.2 million of cash used in operations (consisting primarily of research and development expenses, personnel-related costs, and facility expenses). During 1995, the Company purchased $875,000 of capital equipment and leasehold improvements, substantially all of which were subsequently funded through capital leases.

       The Company leases its facility. The Company's minimum lease obligation for the year ended December 31, 1996 is approximately $310,000.

       The Company also has obligations to certain of its employees under employment agreements.

       The Company has incurred negative cash flows from operations since its inception and has expended, and expects to continue to expend in the future, substantial funds to continue its research and development programs. The Company expects that its existing capital resources, together with the net proceeds of this offering and the interest earned thereon, will be adequate to fund its capital requirements through 1998. No assurance can be given that there will be no change that would consume available resources significantly before such time. The Company's future capital requirements and the adequacy of available funds will depend on many factors, including progress in its research and development activities, including its pharmaceutical discovery and development programs, the magnitude and scope of these activities, progress with preclinical studies and clinical trials, the costs involved in preparing, filing, prosecuting, maintaining, and enforcing patent claims and other intellectual property rights, competing technological and market developments, changes in existing collaborative research relationships and strategic alliances, the ability of the Company to establish additional collaborative arrangements for product development, and the cost of manufacturing scale-up and developing effective marketing activities and arrangements. To the extent that funds generated from the Company's operations, together with its existing capital resources and the interest earned thereon, are insufficient to meet current or planned operating requirements, it is likely that the

Company will seek to obtain additional funds through equity or debt financings, collaborative or other arrangements with corporate partners and others, and from other sources. The terms and prices of any such financings may be significantly more favorable to investors than those of the Common Stock sold previously, which could have the effect of diluting or adversely affecting the holdings or the rights of existing stockholders of the Company. The Company does not currently have any committed sources of additional financing. No assurance can be given that additional financing will be available when needed or on terms acceptable to the Company. If adequate additional funds are not available, the Company may be required to delay, scale back, or eliminate certain of its research and product development activities or certain other aspects of its business or attempt to obtain funds through collaborative arrangements that may require the Company to relinquish some or all of its rights to certain of its intellectual property, product candidates, or products. If adequate funds are not available, the Company's business, financial condition, and results of operations will be materially and adversely affected.


                             ADDITIONAL INFORMATION

       On October 31, 1994, the Board of Directors of the Company retained Arthur Andersen LLP as its independent public accountants and dismissed the Company's former auditors. The financial statements of the Company as of December 31, 1994 and 1995, for the years ended December 31, 1993, 1994, and 1995, and for the period from inception (January 17, 1989) to December 31, 1995, have been audited by Arthur Andersen LLP. The former auditors were retained by the Company since its inception. The former auditor's reports did not contain adverse opinions or disclaimer opinions and were not qualified as to uncertainty, audit scope, or accounting principles. There were no disagreements with the former auditors on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures at the time of the change which, if not resolved to the former auditor's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. Prior to retaining Arthur Andersen LLP, the Company did not consult with Arthur Andersen LLP regarding accounting principles.

Executive Officers and Directors

Stephen A. Roth, Ph.D.
       Chairman, Chief Executive Officer, and Director

P. Sherrill Neff
       President, Chief Financial Officer, and Director

Edward J. McGuire, Ph.D.
       Vice President, Research and Development

David F. Pritchard
       Vice President, Business Development

David A. Zopf, M.D.
       Vice President, Drug Development

Wiliam F. Hamilton, Ph.D.
       Director

Douglas J. MacMaster, Jr.
       Director

Lindsay A. Rosenwald, M.D.
       Director

Lowell E. Sears
       Director

Jerry A. Weisbach, Ph.D.
       Director

Stock Listing

The Common Stock of Neose Technologies, Inc. is quoted on the Nasdaq National Market under the symbol "NTEC."

Transfer Agent

American Stock Transfer & Trust Company
40 Wall Street
New York, New York 10005

Independent Public Accountants

Arthur Andersen LLP
1601 Market Street
Philadelphia, Pennsylvania 19103

                                    [ LOGO ]



















- --------------------------------------------------------------------------------


                            Neose Technologies, Inc.
                                102 Witmer Road
                          Horsham, Pennsylvania 19044
                           Telephone: (215) 441-5896
                              Fax: (215) 441-5896
                              EMail: NEOSE@AOL.COM

                                                                     APPENDIX C
                            NEOSE TECHNOLOGIES, INC.
                      1995 STOCK OPTION/STOCK ISSUANCE PLAN
                   (Amended and Restated as of March 16, 1996)

                                   ARTICLE ONE
                                     GENERAL


         I.       PURPOSE OF THE PLAN

                  A. This 1995 Stock Option/Stock Issuance Plan (the "Plan") is intended to promote the interests of Neose Technologies, Inc., a Delaware corporation (the "Corporation"), by providing eligible individuals with the opportunity to obtain an equity interest, or otherwise increase their equity interest, in the Corporation. This Plan shall serve as the successor equity incentive program to the Corporation's 1992 Stock Option Plan and 1991 Stock Option Plan.

                  B. The Discretionary Option Grant and Stock Issuance Programs of the Plan became effective immediately upon the adoption of the Plan by the Corporation's Board of Directors. Such date is hereby designated the "Plan Effective Date." The Automatic Option Grant Program became effective upon the execution and final pricing of the Underwriting Agreement for the initial public offering of the Corporation's Common Stock. The execution date of such Underwriting Agreement is hereby designated as the Automatic Option Grant Program Effective Date. The Director Fee Option Grant Program became effective on March 16, 1996, subject to stockholder approval at the 1996 Annual Stockholders Meeting.

         II.      DEFINITIONS

                  A. For the purposes of this Plan, the following definitions shall be in effect:

                  Board: the Corporation's Board of Directors.

                  Change in Control: a change in ownership or control of the Corporation effected through either of the following transactions:

                  -- the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule l3d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept, or

                  -- a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

                  Code: the Internal Revenue Code of 1986, as amended.

                  Committee: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

                  Common Stock: shares of the Corporation's common stock.

                  Corporate Transaction: either of the following shareholder-approved transactions to which the Corporation is a party:

                         (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                        (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

                  Employee: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

                  Exercise Date: the date on which the Corporation shall have received written notice of the option exercise.

                  Fair Market Value: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

                  -- If the Common Stock is at the time traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  -- If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the

         Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  -- If the Common Stock is on the date in question neither listed nor admitted to trading on any national securities exchange nor traded on the Nasdaq National Market, then the Fair Market Value of the Common Stock on such date shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

                  Hostile Take-Over: a change in ownership of the Corporation effected through the following transaction:

                  -- the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept, and

                  -- the acceptance of more than fifty percent (50%) of the securities so acquired in such tender or exchange offer from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act

                  Incentive Option: a stock option which satisfies the requirements of Code Section 422.

                  Involuntary Termination: the termination of the Service of any Optionee or Participant which occurs by reason of:

                  -- such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                  -- such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than ten percent (10%) in the aggregate or (C) a relocation of such individual's place of employment by more than fifty
         (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

                  Misconduct: the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, any failure to perform specific lawful direction of the Corporation's Board or officers of the Corporation, any refusal or neglect to perform such individual's duties, any conviction of, or entering of a plea of nolo contendere to, a crime which constitutes a felony or any other Misconduct by such individual adversely affecting the business or affairs of the Corporation. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation or any parent or subsidiary may consider as grounds for the dismissal or discharge of any Optionee, Participant or other individual in the Service of the Corporation.

                  1934 Act: the Securities Exchange Act of 1934, as amended.

                  Non-Statutory Option: a stock option not intended to meet the requirements of Code Section 422.

                  Optionee: a person to whom an option is granted under the Discretionary Option Grant Program.

                  Participant: a person who is issued Common Stock under the Stock Issuance Program.

                  Permanent Disability: the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

                  Plan Administrator: either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the Plan in accordance with Section IV of Article One.

                  Predecessor Plans: the Corporation's 1992 Stock Option Plan and 1991 Stock Option Plan.

                  Service: the performance of services on a periodic basis for the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

                  Section 12(g) Registration Date: the date on which the initial registration of the Common Stock under Section 12(g) of the 1934 Act became effective.

                  10% Shareholder: the owner of stock (as determined under Code
Section 424(d)) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation.

                  Take-Over Price: the greater of (a) the Fair Market Value per share of Common Stock on the date the particular option to purchase such stock is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, then the Take-Over Price shall not exceed the clause (a) price per share.

                  B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

                     Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                     Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         III.     STRUCTURE OF THE PLAN

                  A. The Plan shall be divided into four separate components: the Discretionary Option Grant Program specified in Article Two, the Stock Issuance Program specified in Article Three, the Automatic Option Grant Program specified in Article Four and the Director Fee Option Grant Program specified in Article Five. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two at a price not less than eighty-five percent (85%) of the Fair Market Value of such shares on the grant date. Under the Stock Issuance Program, eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of the shares (at Fair Market Value or at discounts of up to 15%) or as a bonus tied to the individual's performance of services or the Corporation's attainment of prescribed milestones. Under the Automatic Option Grant Program, each individual serving as a non-employee Board member on the Automatic Option Grant Program Effective Date and each individual who first joins the Board as a non-employee director at any time after such Effective Date shall at periodic intervals receive option grants to purchase shares of Common Stock in accordance with the provisions of Article Four, with the first such grants to be made on the such Effective Date. Under the Director Fee Option Grant Program, each non-employee Board member may elect to apply all or a portion of his or her annual retainer fee otherwise payable in cash to a special below-market option grant.

                  B. Unless the context clearly indicates otherwise, the provisions of Articles One and Six shall apply to all equity programs under the Plan and shall accordingly govern the interests of all individuals under the Plan.

         IV.      ADMINISTRATION OF THE PLAN

                  A. The Discretionary Option Grant and Stock Issuance Programs shall be administered solely and exclusively by the Committee, subject to such conditions and limitations as the Board may decide, to the extent permissible under applicable securities and tax laws requirements. No non-employee Board member shall be eligible to serve on the Committee if such individual has, within the relevant period designated below, received an option grant or direct stock issuance under this Plan or any other stock plan of the Corporation (or any parent or subsidiary corporation), other than pursuant to the Automatic Option Grant or Director Fee Option Grant Program:

                  -- for each of the initial members of the Committee, the period commencing with the Section 12(g) Registration Date and ending with the date of his or her appointment to the Committee, or

                  -- for any successor or substitute member, the twelve (12) month period immediately preceding the date of his or her appointment to the Committee or (if shorter) the period commencing with the Section 12(g) Registration Date and ending with the date of his or her appointment to the Committee.

                  B. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

                  C. The Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding option grants or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program or any outstanding option grant or share issuance thereunder.

                  D. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the express terms and conditions of those programs, and the Plan Administrator shall exercise no discretionary functions with respect to option grants made pursuant to those programs.

         V.       OPTION GRANTS AND STOCK ISSUANCES

                  A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two and the Stock Issuance Program under Article Three shall be limited to the following:

                         (i) officers and other employees of the Corporation (or any parent or subsidiary corporation);

                        (ii) non-employee members of the Board or the non-employee members of the board of directors of any parent or subsidiary corporation; and

                       (iii) consultants who provide valuable services to the Corporation (or any parent or subsidiary corporation).

                  B. The non-employee Board members serving as Plan Administrator shall not, during their period of service from and after the
Section 12(g) Registration Date, be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its parent or subsidiary corporations). Such individuals shall, however, be eligible to receive automatic option grants pursuant to Article Four and to participate in the Director Fee Option Grant Program pursuant to Article Five.

                  C. The Plan Administrator shall have full authority to determine, (i) with respect to the option grants made under the Discretionary Option Grant Program, which eligible individuals are to receive option grants, the time or times when such grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding, and (ii) with respect to stock issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares, and the consideration to be paid by the Participant for such shares.

         VI.      STOCK SUBJECT TO THE PLAN

                  A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 1,457,366* shares, subject to adjustment from time to time in accordance with the provisions of this Section VI. Such authorized share reserve is comprised of (i) the number of shares which remained for issuance, as of the Plan Effective
- --------
* Reflects the 1-for-3 reverse stock split that was effected immediately prior to the consummation of the initial public offering of the Common Stock.

Date, under the Predecessor Plans as last approved by the Corporation's shareholders, including the shares subject to the outstanding options incorporated into this Plan and any other shares which would have been available for future option grant under the Predecessor Plans as last approved by the shareholders, plus (ii) an additional increase of 333,333* shares authorized by the Board on the Plan Effective Date and (iii) an additional increase of 600,000* shares authorized by the Board on December 6, 1995. As one or more outstanding options under the Predecessor Plans which have been incorporated into this Plan are exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

                  B. In no event shall the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances exceed 250,000* shares over the term of the Plan.

                  C. Should one or more outstanding options under this Plan (including options incorporated from the Predecessor Plans) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Shares subject to any stock appreciation rights exercised under the Plan and all share issuances under the Plan, whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the vesting of a direct share issuance made under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the share issuance, and not by the net number of shares of Common Stock actually issued to the holder of such option or share issuance.

                  D. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate over the term of the Plan,
(iii) the number and/or class of securities for which automatic option grants are to be subsequently made per eligible non-employee Board member
- --------
* Reflects the 1-for-3 reverse stock split that was effected immediately prior to the consummation of the initial public offering of the Common Stock.

under the Automatic Option Grant Program, (iv) the number and/or class of securities and price per share in effect under each option outstanding under the Discretionary Option Grant, Automatic Option Grant or Director Fee Option Grant Program and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


         I.       TERMS AND CONDITIONS OF OPTIONS

                  Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

                  A.       Exercise Price.

                           1. The exercise price per share shall be fixed by the
Plan Administrator in accordance with the following provisions:

                                  (i) The exercise price per share of Common
         Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

                                 (ii) The exercise price per share of Common
         Stock subject to a Non-Statutory Option shall in no event be less than eighty-five percent (85%) of the Fair Market Value of such Common Stock on the grant date.

                                (iii) If any individual to whom an Incentive
         Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date.

                           2.        The exercise price shall become immediately
due upon exercise of the option and shall, subject to the provisions of Section I of Article Six, be payable in one or more of the forms specified below:

                                  (i) cash or check made payable to the
         Corporation,

                                 (ii) in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                                (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (a) to a Corporation designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                           3.       Except to the extent such sale and
remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                  B. Term and Exercise of Options. Each option granted under this Plan shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years measured from the grant date. During the lifetime of the Optionee, the option, together with any related stock appreciation right, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, except for a transfer of the option by will or by the laws of descent and distribution following the Optionee's death.

                  C.       Termination of Service.

                           1.       Except to the extent otherwise provided
pursuant to subsection C.2 below, the following provisions shall govern the exercise period applicable to any options held by the Optionee at the time of cessation of Service or death:

                                  (i) Should the Optionee cease to remain in
         Service for any reason other than death, Permanent Disability or Misconduct, then the period during which each outstanding option held by such Optionee is to remain exercisable shall be limited to the three
         (3)-month period following the date of such cessation of Service.

                                 (ii) Should the Optionee's Service terminate by reason of Permanent Disability, then the period during which each outstanding option held by the Optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

                                (iii) Should the Optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve
         (12)-month period following the date of the Optionee's death. During such limited period, the option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                                 (iv) Should the Optionee's Service be
         terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                                  (v) Under no circumstances, however, shall any
         such option be exercisable after the specified expiration date of the option term.

                                 (vi) During the applicable post-Service
         exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding with respect to any option shares for which the option is not at that time exercisable or in which the Optionee is not otherwise at that time vested.

                           2.       The Plan Administrator shall have complete
discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding,

                           -- to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subsection C.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, that in no event shall such option be exercisable after the specified expiration date of the option term; and/or

                           -- to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under this paragraph C., not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments for which the option would otherwise have become exercisable had such cessation of Service not occurred.

                  D. Shareholder Rights. An Optionee shall have no shareholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

                  E. Unvested Shares. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under the Plan. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the agreement evidencing such repurchase right. All outstanding repurchase rights under the Plan shall terminate automatically upon the occurrence of any Corporate Transaction, except to the extent the repurchase rights are expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                  F. First Refusal Rights. Until such time, as the Corporation's outstanding shares of Common Stock are first registered under Section 12(g) of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed sale or other disposition by the Optionee (or any successor in interest by reason of purchase, gift or other transfer) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the agreement evidencing such right.

         II.      INCENTIVE OPTIONS

                  Incentive Options may only be granted to individuals who are Employees, and the terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five of the Plan shall be applicable to all Incentive Options granted hereunder. Any Options specifically designated as Non-Statutory shall not be subject to such terms and conditions.

                  A. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a Non-Statutory Option under the Federal tax laws.

                  B. 10% Shareholder. If any individual to whom an Incentive Option is granted is a 10% Shareholder, then the option term shall not exceed five (5) years measured from the grant date.

         III.     CORPORATE TRANSACTION/CHANGE IN CONTROL

                  A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with such Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of such Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, (iii) such option is to be replaced by another incentive program which the Plan Administrator determines is reasonably equivalent in value to the program contemplated by either clause (i) or (ii) above, or (iv) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. However, upon an Optionee's cessation of Service by reason of an Involuntary Termination (other than for Misconduct) within eighteen (18) months after a Corporate Transaction in which his or her outstanding options are assumed or replaced pursuant to clause (i), (ii) or (iii) above, each such option under clause (i) shall automatically accelerate and become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares, the cash incentive program under clause (ii) shall become fully vested and the benefits under a clause (iii) replacement program shall become fully vested. The option as so accelerated shall remain exercisable until the earlier of (i) the expiration of the option term or (ii) the expiration of a ninety (90) day period measured from the date of such Involuntary Termination. The determination of option comparability under clause (i) or program comparability under clause (iii) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                  B. Immediately following the consummation of a Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to remain outstanding, except to the extent assumed by the successor corporation or its parent company.

                  C. Each outstanding option under this Article Two that is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such, Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and participant basis following the consummation of such Corporate Transaction shall be appropriately adjusted.

                  D. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of a Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the Optionee's cessation of Service by reason of an Involuntary Termination (other than for Misconduct) within a specified period following such Change in Control.

                  E. Any options accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term or the surrender of such option in accordance with Section V of this Article Two.

                  F. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  G. The portion of any Incentive Option accelerated under this
Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as an incentive stock option under the Federal tax laws only to the extent the dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the Federal tax laws.

         IV.      CANCELLATION AND REGRANT OF OPTIONS

                  The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two (including outstanding options under the Predecessor Plans incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an exercise price per share not less than (i) one hundred percent (100%) of the Fair Market Value on the new grant date in the case of a grant of an Incentive Option, (ii) one hundred ten percent (110%) of such Fair Market Value in the case of an Incentive Option grant to a 10% Shareholder or (iii) eighty-five percent (85%) of such Fair Market Value in the case of all other grants.

         V.       STOCK APPRECIATION RIGHTS

                  A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this
Section V, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

                  B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                  C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of
(i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

                  D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over at a time when the Corporation's outstanding Common Stock is registered under Section 12(g) of the 1934 Act, each such officer holding one or more options with such a limited stock appreciation right in effect for at least six (6) months shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for fully vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option (or surrendered portion of such option) over (ii) the aggregate exercise price payable for such vested shares. Such cash distribution shall be made within five (5) days following the option surrender date. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

                  E. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section V shall not be available for subsequent issuance under the Plan.

                                  ARTICLE THREE

                             STOCK ISSUANCE PROGRAM


         I.       TERMS AND CONDITIONS OF STOCK ISSUANCES

                  Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Three.

                  A.       Consideration.

                           1.       Shares of Common Stock may be issued under
the Stock Issuance Program for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                                  (i) full payment in cash or check made payable
         to the Corporation's order;

                                 (ii) a promissory note payable to the
         Corporation's order in one or more installments; or

                                (iii) past services rendered to the Corporation or any parent or subsidiary corporation.

                           2.        The shares may, in the absolute discretion
of the Plan Administrator, be issued for consideration with a value less than one hundred percent (100%) of the Fair Market Value of such shares at the time of issuance, but in no event less than eighty-five percent (85%) of such Fair Market Value.

                  B.       Vesting Provisions.

                           1.        Shares of Common Stock issued under the
Stock Issuance Program may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance (as a bonus for past services) or may vest in one or more installments over the Participant's period of Service or the Corporation's attainment of performance milestones. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                                  (i) the Service period to be completed by the
         Participant or the performance objectives to be achieved by the Corporation,

                                 (ii) the number of installments in which the shares are to vest,

                                (iii) the interval or intervals (if any) which are to lapse between installments, and

                                 (iv)       the effect which death, Permanent
         Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

                           2.       The Participant shall have full shareholder
rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration or by reason of any Corporate Transaction shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                           3.       Should the Participant cease to remain in
Service while holding one or more unvested shares of Common Stock under the Stock Issuance Program, then the Corporation shall have the right to require the Participant to surrender those shares immediately to the Corporation for cancellation, and the Participant shall cease to have any further shareholder rights with respect to the surrendered shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

                           4.       The Plan Administrator may in its discretion
elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

                  C. First Refusal Rights. Until such time as the Corporation's outstanding shares of Common Stock are first registered under
Section 12(g) of the 1934 Act, the Corporation shall have a right of first refusal with respect to any proposed disposition by the

Participant (or any successor in interest by reason of purchase, gift or other transfer) of any shares of Common Stock issued under this Article Three. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the agreement evidencing such right.

         II.      CORPORATE TRANSACTION/CHANGE IN CONTROL

                  A. All of the Corporation's outstanding repurchase rights under this Article Three shall automatically terminate upon the occurrence of a Corporate Transaction, except to the extent the Corporation's outstanding repurchase rights are expressly assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction. However, any assigned repurchase rights covering the unvested shares held by a Participant under this Article Three shall immediately terminate should there occur an Involuntary Termination of that Participant's Service (other than for Misconduct) within eighteen (18) months after such Corporate Transaction.

                  B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the shares are issued under this Article Three or at any time while those shares remain outstanding, to provide for the automatic termination of the Corporation's repurchase rights with respect to those shares should there occur a Change in Control. The Plan Administrator shall also have full power and authority to condition the termination of those repurchase rights upon the Participant's cessation of Service by reason of an Involuntary Termination (other than for Misconduct) within a specified period following such Change in Control.

         III.     SHARE ESCROW/TRANSFER RESTRICTIONS

                  A. Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets distributed with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or the distributed securities or assets) vests.

                  B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled in accordance with substantially the same procedure in effect under Section I.B.3 of this Article Three, and neither the Participant nor the proposed transferee shall have any rights with respect to such cancelled shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the transferee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Stock Issuance Agreement applicable to the gifted shares.

                                  ARTICLE FOUR

                         AUTOMATIC OPTION GRANT PROGRAM


         I.       ELIGIBILITY

                  The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Four program shall be limited to (i) those individuals who are serving as non-employee Board members on the Automatic Option Grant Program Effective Date, (ii) those individuals who are first elected or appointed as non-employee Board members on or after such Effective Date, whether through appointment by the Board or election by the Corporation's shareholders, and (iii) those individuals who are re-elected to serve as non-employee Board members at one or more Annual Shareholders Meetings held after the Section 12(g) Registration Date. In no event, however, shall a non-employee Board member be eligible to receive an automatic option grant pursuant to clause (i) or (ii) above if such individual has at any time been in the prior employ of the Corporation (or any parent or subsidiary corporation), but such individual shall be eligible to receive one or more automatic option grants pursuant to clause (iii). Each non-employee Board member eligible to receive one or more automatic option grants pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of the Plan.

         II.      TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

                  A. Grant Dates. Option grants shall be made under this Article Three on the dates specified below:

                           1.       Initial Grant.  Each Eligible Director who
is first elected or appointed as a non-employee Board member after the Automatic Option Grant Program Effective Date shall automatically be granted, on the date of such initial election or appointment (as the case may be), a Non-Statutory Option to purchase 16,666 shares of Common Stock upon the terms and conditions of this Article Four.

                           2.       Annual Grant.  On the date of each Annual
Shareholders Meeting, beginning with the first Annual Meeting held after the
Section 12(g) Registration Date, each individual who will continue to serve as an Eligible Director shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 3,333 shares of Common Stock upon the terms and conditions of this Article Four, provided he or she has served as a non-employee Board member for at least six (6) months prior to the date of such Annual Meeting.

                           3.       No Limitation.  There shall be no limit on
the number of shares for which any one Eligible Director may be granted stock options under this Article Four over his or her period of Board service.

                  B. Exercise Price. The exercise price per share of Common Stock subject to each automatic option grant made under this Article Four shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

                  C. Payment. The exercise price shall be payable in one of the alternative forms specified below. To the extent the option is exercised for any unvested shares, the Optionee must execute and deliver to the Corporation a stock purchase agreement. for those unvested shares which provides the Corporation with the right to repurchase, at the exercise price paid per share, any unvested shares held by the Optionee at the time of cessation of Board service and which precludes the sale, transfer or other disposition of the purchased shares at any time while those shares remain subject to the Corporation's repurchase right.

                         (i) full payment in cash or check drawn to the Corporation's order;

                        (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

                       (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation's order; or

                        (iv) to the extent the option in exercised for vested shares, full payment through a sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions to
         (a) a Corporation designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and
         (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  Except to the extent the sale and remittance procedure specified above is used for the exercise of the option for vested shares, payment of the exercise price for the purchased shares must accompany the exercise notice.

                  D. Option Term. Each automatic grant under this Article Four shall have a maximum term of ten (10) years measured from the automatic grant date.

                  E. Exercisability/Vesting. Each automatic grant shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the

Optionee's cessation of Board service prior to vesting in those shares in accordance with the applicable schedule below:

                  Initial Grant. Each initial 16,666-share automatic grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four successive and equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon Optionee's completion of one (1) year of Board service measured from the automatic grant date.

                  Annual Grant. Each additional 3,333-share automatic grant shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of one (1) year of Board service measured from the automatic grant date.

                  Vesting of the option shares shall be subject to acceleration, as provided in Section II.G.3 and Section III of this Article Four. In no event shall any additional option shares vest after the Optionee's cessation of Board service, except as otherwise provided in Section II.G.3 of this Article Four.

                  F. Non-Transferability. During the lifetime of the Optionee, each automatic option grant, together with the limited stock appreciation right pertaining to that option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, except for a transfer of the option by will or by the laws of descent and distribution following Optionee's death.

                  G.       Effect of Termination of Board Service.

                           1.       Should the Optionee cease to serve as a
Board member for any reason (other than death or Permanent Disability) while holding one or more automatic option grants under this Article Four, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock in which the Optionee is vested at the time of such cessation of Board service. However, each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares in which the Optionee is not otherwise at that time vested under that option.

                           2.       Should the Optionee die within six (6)
months after cessation of Board service, then any automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock in which the Optionee is vested at the time of his or her cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The right to exercise such option shall lapse upon the expiration of a twelve (12)-month period measured from the date of the Optionee's death.

                           3.       Should the Optionee die or become
Permanently Disabled while serving as a Board member, then the shares of Common Stock at the time subject to each automatic option grant held by such Optionee under this Article Four which are vested may be purchased by the Optionee pursuant to the option for (or the representative of the Optionee's estate or the person or persons to whom the option is transferred upon the Optionee's death) pursuant to the option for a twelve (12)-month period following the date of the Optionee's cessation of Board service.

                           4.       In no event shall any automatic grant under
this Article Four remain exercisable after the expiration date of the ten
(10)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraphs 1. through 3. above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any option shares in which the Optionee was vested at the time of his or her cessation of Board service but for which such option was not subsequently exercised.

                  H. Shareholder Rights. The holder of an automatic option grant under this Article Three shall have none of the rights of a shareholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

                  I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the form Automatic Stock Option Agreement attached as Exhibit A to the plan.

         III.     CORPORATE TRANSACTION/CHANGE IN CONTROL/
                  HOSTILE TAKE-OVER

                  A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option under this Article Four but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of those shares as fully vested shares. Immediately following the consummation of the Corporate Transaction, all automatic option grants under this Article Four shall terminate and cease to be outstanding, except to the extent one or more of those grants are assumed by the acquiring entity or its parent corporation.

                  B. In connection with any Change in Control of the Corporation, the shares of Common Stock at the time subject to each outstanding option under this Article Four but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of those shares as fully vested shares. Each such option shall remain so exercisable for all the option shares following the Change in Control, until the expiration or sooner termination of the option term.

                  C. Should a Hostile Take-Over occur at any time following the
Section 12(g) Registration Date, then the optionee shall have a thirty (30)-day period in which to surrender to the Corporation each option held by him or her under this Article Four for a period of at least six (6) months. The optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not those shares are otherwise at the time fully vested) over (ii) the aggregate exercise price payable for such shares. The cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall not be available for subsequent issuance under the Plan.

                  D. The automatic option grants outstanding under this Article Four shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         IV.      AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

                  The provisions of this Automatic Option Grant Program, together with the automatic option grants outstanding under this Article Four, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

                                  ARTICLE FIVE

                        DIRECTOR FEE OPTION GRANT PROGRAM


        I.        OPTION GRANTS

                  Each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to first day of July in the calendar year immediately preceding the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable.

       II.        OPTION TERMS

                  Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

                  A.       Exercise Price.

                           1.       The exercise price per share shall be
thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

                           2.       The exercise price shall become immediately
due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                  B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                           X = A / (B x 66-2/3%), where

                           X is the number of option shares,

                           A is the portion of the annual retainer fee subject to the non-employee Board member's election, and

                           B is the Fair Market Value per share of Common Stock on the option grant date.

                  C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Board service in the calendar year for which the annual retainer fee which is the subject of his or her election under this Article Five would otherwise be payable. Each option shall have a maximum term of ten (10) years measured from the option grant date.

                  D. Effect of Termination of Service. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Article Five, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of
(i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Article Five at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

                  E. Death or Permanent Disability. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Article Five shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may, during the three (3)-year period following such cessation of Board service, be exercised for any or all of those shares as fully-vested shares.

                  Should the Optionee die while holding one or more options under this Article Five, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three
(3)-year period measured from the date of the Optionee's cessation of Board service.

      III.        CORPORATE TRANSACTION/CHANGE IN CONTROL

                  A. In the event of any Corporate Transaction while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three
(3)-year period measured from the date of the Optionee's cessation of Board service.

                  B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

                  C. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

       IV.        REMAINING TERMS

                  The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                   ARTICLE SIX

                                  MISCELLANEOUS


         I.       LOANS OR INSTALLMENT PAYMENTS

                  A. The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant and Automatic Option Grant Programs or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any Federal, state and local income and employment tax obligations arising therefrom, by:

                         (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant, or

                        (ii) permitting the Optionee or Participant to pay the exercise price or purchase price for the purchased Common Stock in installments over a period of years.

                  B. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate at the time such exercise price or purchase price becomes due and payable. Loans or installment payments may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares (less the par value of such shares) plus any Federal, state and local income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

                  C. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this Section I shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may in its discretion deem appropriate.

         II.      AMENDMENT OF THE PLAN AND AWARDS

                  A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, (i) no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Stock Issuance Program prior to such action, unless the Optionee or Participant consents to such amendment. In addition, the Board may not, without the approval of the Corporation's shareholders, amend the Plan to (i) increase the maximum number of shares issuable under the Plan or the maximum number of shares for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate over the term of the Plan, except for permissible adjustments under Article One, (ii) materially modify the eligibility requirements for Plan participation, or (iii) otherwise materially increase the benefits accruing to Plan participants.

                  B. (i) Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and (ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant or the Stock Issuance Programs are held in escrow until shareholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (i) any unexercised excess options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

         III.     TAX WITHHOLDING

                  A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of any stock options granted under Article Two or upon the issuance of any shares under Article Three shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

                  B. The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III of Article Five and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Rule 16b-3 of the Securities and Exchange Commission), provide any or all holders of Non-Statutory Options or unvested shares under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, state and local income and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

                  -- The holder of the Non-Statutory Option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  -- The Plan Administrator may, in its discretion, provide the holder of the Non-Statutory Option or the unvested shares with the election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

         IV.      EFFECTIVE DATE AND TERM OF PLAN

                  A. The Discretionary Option Grant and Stock Issuance Programs of this Plan became effective immediately upon adoption of the Plan by the Board on March 23, 1995 (the "Plan Effective Date"). The Plan was approved by the Corporation's shareholders on April 12, 1995. On December 9, 1995, the Board approved an increase of 600,000 shares (which number reflects the 1-for-3 reverse stock split that was effected immediately prior to the consummation of the initial public offering of the Common Stock) in the aggregate number of shares issuable under the Plan; such increase was approved by the Corporation's shareholders on December 19, 1995. The Automatic Option Grant Program of this Plan became effective on the Automatic Option Grant Program Effective Date.

                  B. The Plan was amended by the Board on March 16, 1996 to implement the Director Fee Option Grant Program, subject to approval of the amendment at the 1996 Annual Stockholders Meeting. If such stockholder approval is not obtained, then the Director Fee Option Grant Program will terminate.

                  C. Each stock option grant outstanding under the Predecessor Plans immediately prior to the Plan Effective Date shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder. However, the Plan Administrator shall have complete discretion to extend, under such circumstances as it may deem appropriate, one or more provisions of this Plan to any or all of the stock options which are incorporated into this Plan from the Predecessor Plans but which do not otherwise-contain such provisions.

                  D. No further option grants or stock issuances shall be made under the Predecessor Plans from and after the Plan Effective Date.

                  E. The Plan shall terminate upon the earlier of (i) February 28, 2005 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or stock appreciation rights granted under the Plan or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested share issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such option grants or share issuances.

         V.       NO EMPLOYMENT/SERVICE RIGHTS

                  Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

         VI.      USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

         VII.     REGULATORY APPROVALS

                  The implementation of the Plan, the granting of any option under the Plan, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

         VIII.    MISCELLANEOUS PROVISIONS

                  A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

                  B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of Pennsylvania as such laws are applied to contracts entered into and performed in such State.

                  C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                              (Form of Proxy)
                            NEOSE TECHNOLOGIES, INC.
               PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 14, 1996 (This Proxy is solicited by the Board of Directors of the Company)


The undersigned stockholder of Neose Technologies, Inc. hereby appoints Stephen
A. Roth, Chairman and Chief Executive Officer and P. Sherrill Neff, President and Chief Financial Officer and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Neose Technologies, Inc. to be held at Doubletree Guest Suites, Plymouth Meeting Executive Campus, 640 West Germantown Pike, Plymouth Meeting, Pennsylvania 19462, on June 14, 1996, at 1:00 P.M. (eastern daylight time), or any adjournment thereof.


1.  ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

    / /  FOR all nominees below                  / /  WITHHOLD AUTHORITY
    (except as marked to the contrary)           to vote for all nominees below

    Stephen A. Roth, P. Sherrill Neff, William F. Hamilton, Douglas J. MacMaster, Jr., Lindsay A. Rosenwald, Lowell E. Sears, and Jerry A. Weisbach.

    INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.

    ---------------------------------------------------------------------------


2.  RATIFICATION OF ACCOUNTANTS

    / / FOR                / /  AGAINST            /  / ABSTAIN WITH RESPECT TO

    proposal to ratify the selection of Arthur Andersen LLP, independent public accounts, as auditors of the Company as described in the Proxy Statement.


3. APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION/STOCK ISSUANCE PLAN TO ADD THE DIRECTOR FEE OPTION GRANT PROGRAM

    / / FOR               / /   AGAINST            / /  ABSTAIN WITH RESPECT TO

    proposal to approve the Director Fee Option Grant Plan.


4. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

    UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY MANAGEMENT AS DIRECTORS AND FOR PROPOSALS 2 AND 3.

    Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.



                                  ---------------------------------------------



                                  ---------------------------------------------
                                       Signature(s) of Stockholder

Dated:_______________________